EXHIBIT 10.22C



                      AMENDED AND RESTATED CREDIT AGREEMENT


          THIS AMENDED AND RESTATED CREDIT AGREEMENT, dated as of June 21, 1996 of a Credit Agreement dated as of September 28, 1994 as subsequently amended by Amendment No. 1 dated as of May 15, 1995 and Amendment No. 2 dated as of March 26, 1996 is made and entered into by and among HVIDE MARINE INCORPORATED, a corporation organized and existing under the laws of the State of Florida ("Hvide" or a "Borrower"), as the successor by merger to each of the Persons listed in Schedule A (each a "Borrower" and together with each other Borrower, the "Borrowers") and CITIBANK, N.A., a national banking association organized and existing under the laws of the United States of America ("United States" or "U.S."), THE FIRST NATIONAL BANK OF BOSTON, a national banking association organized and existing under the laws of the United States and each of the other banks or other institutions whose names may appear on the signature pages of this Agreement or, if applicable, in the Register (each a "Bank" and, collectively, the "Banks") for whom Citibank, N.A., subject to Article VII of this Agreement, acts as Administrative Agent and Co-Agent and The First National Bank of Boston, subject of Article VII of this Agreement acts as Letter of Credit Agent and Co-Agent. Capitalized terms not otherwise herein defined shall have the respective meanings set forth below in Section 1.01.

                             PRELIMINARY STATEMENTS
                             ----------------------

          (1) The Borrowers have requested that the Banks enter into this Agreement to provide the following Facilities:

          Facility      Principal Amount          Purpose
          --------      ----------------          -------

              A        Ten Million Dollars     to finance seasonal
                       ($10,000,000)           working capital
                                               needs of Borrowers

              B        up to Sixty One         to finance
                       Million Five Hundred    acquisition of
                       Thousand Dollars        offshore supply
                       ($61,500,000)           vessels and to
                                               refinance Crewboats
                                               Note and to pay for
                                               a portion of the
                                               acquisition of the
                                               OMI Vessels

              C        up to Five Million      to replace an
                       Six Hundred Thousand    existing standby
                       Dollars ($5,600,000)    Letter of Credit

              D        up to Four Million     to provide other
                       Dollars ($4,000,000)   letters of credit
                       (sublimit of
                       Facility A)

          Facility      Principal Amount          Purpose
          --------      ----------------          -------

              F        up to Twenty Five     to provide for
                       Million Dollars       acquisitions of
                       ($25,000,000)         vessels:
                                             Availability of
                                             Advances for an
                                             Acquisition is
                                             restricted to
                                             amounts up to (x)
                                             seventy percent
                                             (70%) of the
                                             purchase price or
                                             appraised value
                                             (whichever is less)
                                             of the vessel; and
                                             (y) a multiple of
                                             six times EBITDA of
                                             the Acquisition.

          (2) The Borrowers have agreed to grant a first priority security interest in the Mortgaged Vessels and the Receivables for all Obligations of the Borrowers.

          (3) Each of the Banks has agreed severally, and not jointly, for such Bank's Aggregate Amount and in the Percentage Interest in each Facility and to provide the Loan upon the terms and conditions set forth herein.

          (4) The Banks have requested each of the Administrative Agent and the Letter of Credit Agent, and each of the Administrative Agent and the Letter of Credit Agent has agreed, to act on behalf of the Banks in accordance with the terms and conditions set forth herein.

          (5) The Borrowers, the Administrative Agent, the Letter of Credit Agent and each of the Banks party hereto desire to amend and restate this Credit Agreement in its entirety, following the Effective Date, to reflect the changes occasioned by the IPO.

          NOW, THEREFORE, the Borrowers, the Banks, the Administrative Agent and the Letter of Credit Agent hereby agree among themselves as follows:


                                   ARTICLE I.

                                   DEFINITIONS

          SECTION 1.011.  Definitions.  As used in this Agreement, each of the
                          -----------
following terms shall have the respective meaning set forth below (such meanings, unless otherwise indicated, to apply to both the singular and plural forms of the terms defined) and all references to "Article", "Schedule", "Section" and "Exhibit" shall mean an Article of, a Schedule to, a Section of, or Exhibit to, this Agreement unless otherwise specified:

          "Acquisition" means each of the Vessels or all of the equity interest
           -----------
in a corporation or limited partnership or other entity acquired by Hvide which may be funded with Advances under Facilities B or F subject to the terms of
Section 2.01(a).

          "Administrative Agent" means Citibank, N.A., and any successor
           --------------------
administrative agent under this Agreement.

          "Advance" means all amounts disbursed by the Banks and the
           -------
Administrative Agent to the Borrowers under this Agreement or owed to the Letter of Credit Agent under Section 2.07(g).

          "Affiliate" means, with respect to any Person, any other person
           ---------
controlling, controlled by or under common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to vote ten percent (10%) or more of the securities having voting power for the election of directors of such Person, or otherwise to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

          "Aggregate Amount" means, as to a Bank the Dollar amount opposite such
           ----------------
Bank's name and signature on the signature pages to this Agreement or, if applicable, in the Register, opposite each Facility, as such amount may be adjusted from time to time pursuant to this Agreement.

          "Agreement" means this Agreement, and as it may be restated, amended,
           ---------
supplemented or otherwise modified from time to time.

          "Agreement Date" means June 21, 1996 on which the respective parties
           --------------
hereto shall have executed and delivered the Agreement.

          "Alternate Base Rate" means, for any Interest Period or any other
           -------------------
period, a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall at all times be equal to the highest of:

          (a) the rate of interest announced publicly by Citibank, N.A., in New York, New York, from time to time, as its base rate;

          (b) a rate equal to 1/2 of one percent per annum above the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average determined weekly on each Monday (or if such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank, N.A., on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank, N.A., from three New York certificate of deposit dealers of recognized standing selected by Citibank, N.A., in each case adjusted to the nearest 1/4 of one percent, or, if there is not nearest 1/4 of one percent, to the next higher 1/4 of one percent; or

          (c) a rate equal to 1/2 of one percent per annum above the then current Federal Funds Rate.

          "Amended S-1" means the Form S-1, Registration No. 33-78166 filed with
           -----------
the SEC on May 13, 1996 as amended by Amendments No. 1, No. 2 and No. 3 and such other future amendments as may be required by the SEC.

          "Amendment No. 2" dated as of March 26, 1996 to the Credit Agreement
           ---------------
dated as of September 28, 1994 as subsequently amended by Amendment No. 1 dated as of May 15, 1995.

          "Annual Excess Cash Flow" means for any calendar year, (a) EBITDA plus
           -----------------------
(b) amortized drydocking expenditures minus (c) the sum of (i) Interest Expense,
(ii) an annual allowance for capital expenditures of $10,000,000 plus actual drydocking expenditures for such year, (iii) payments of principal in respect of Facilities B and F and any other scheduled principal payments for such year plus cash used to collateralize the Letters of Credit, (iv) the capital portion of all lease payments made during such year and (v) cash taxes paid during such year.

          "Applicable Law" means anything in Section 8.09(d) to the contrary
           --------------
notwithstanding, (a) all applicable common law and principles of equity and (b) all applicable provisions of all (i) constitutions, statutes, rules, regulations and orders of governmental bodies, including without limitation all provisions relating to the environment, hazardous substances, health or safety, (ii) governmental approvals and (iii) orders, decisions, judgments and decrees of all courts (whether at law, in equity or admiralty) and arbitrators.

          "Applicable Margin" means as to the LIBOR Rate or the Alternate Base
           -----------------
Rate, as the case may be, the Applicable Margin determined by the Administrative Agent pursuant to Section 2.04(b)(iii)(A) and as to the Letter of Credit as determined by the Letter of Credit Agent pursuant to Section 2.04(b)(iii)(A).

          "Applicable Rate" means the Alternate Base Rate or the LIBOR Rate.
           ---------------

          "Application" means an application for a letter of credit executed by
           -----------
the Borrowers and delivered to the Letter of Credit Agent.

          "Assignment and Acceptance" means any Assignment and Acceptance
           -------------------------
Agreement, substantially in the form of Exhibit I and executed and delivered pursuant to Section 7.10.

          "Availability Fee" shall have the meaning set forth in Section
           ----------------
2.10(d).

          "Available Collateral" means, at any time (i) all Mortgaged Vessels;
           --------------------
(ii) Eligible Receivables; and (iii) all products and proceeds thereof.

          "Available Commitment" shall have the meaning set forth in Exhibit M
           --------------------
hereto.

          "Bank Taxes" means (i) net income, capital, doing business and
           ----------
franchise taxes imposed on the Administrative Agent, the Letter of Credit Agent or a Bank by the jurisdiction (a) under the laws of which the Administrative Agent, the Letter of Credit Agent or such Bank is organized or any political subdivision or taxing authority thereof or therein, (b) in which such Bank's lending office is located or any political subdivision or taxing authority thereof or therein or (c) in which such Bank is doing business or any political subdivision or taxing authority thereof or therein and (ii) any tax, charge, fee, levy, impost, duty, deduction or withholding that would not have been imposed but for the existence of any present or former connection between the Administrative Agent, the Letter of Credit Agent or Bank, as relevant (or between shareholders of such Administrative Agent, the Letter of Credit Agent or
Bank), and the United States or any political subdivision thereof imposing such tax, charge, fee, levy, impost, duty, deduction or withholding including, without limitation, the Administrative Agent, the Letter of Credit Agent or Bank (or shareholders thereof) being or having been a resident thereof, being or having been present therein, being or having been engaged in a trade or business therein, or having had a permanent establishment or fixed place of business therein (but excluding a connection arising from the Administrative Agent's, Letter of Credit Agent's or a Bank's execution or enforcement of or performance of its obligations under or receipt of payment under the Loan Documents).

          "Breakage Costs" has the meaning defined in Section 8.04(b).
           --------------

          "Business Day" means any day other than a Saturday, Sunday or any
           ------------
other day on which commercial banks are required or authorized by law to close in New York, New York, Boston, Massachusetts, London, England or in the city where the Lending Office is located.

          "Capital Expenditures" means the aggregate of all expenditures
           --------------------
(including that portion of leases which is capitalized on the consolidated balance sheet of the Borrowers and their Subsidiaries and capitalized interest thereon) by the Borrowers and their Subsidiaries that, in conformity with GAAP, should be, has been or should have been included in the property, plant or equipment reflected in a consolidated balance sheet of the Borrowers and their Subsidiaries.

          "Capital Lease" means, with respect to any Person, any lease of any
           -------------
property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, either would be required to be classified and accounted for as a capital lease on a balance sheet of such Person or otherwise be disclosed as such in a note to such balance sheet, other than, in the case of the Borrowers or a Subsidiary of the Borrowers, any such lease under which any of the Borrowers or such Subsidiary is the lessor.

          "Cash Collateral Account" has the meaning defined in Section 5.03.
           -----------------------

          "Change of Control" means any change in the share ownership of Class B
           -----------------
Common Stock of Hvide except as may be disclosed by the filings made with the SEC or which is not in accordance with Hvide's Articles of Incorporation.

          "Closing Date" means September 29, 1994 on which the original Credit
           ------------
Agreement was executed and delivered.

          "Co-Agent" means each of Citibank, N.A. and The First National Bank of
           --------
Boston, as Co-Agent under this Agreement.

          "Code" means the Internal Revenue Code of 1986, as amended from time
           ----
to time, and the regulations promulgated and rulings issued thereunder.

          "Collateral" means, collectively, the collateral listed in Schedule D
           ----------
and all proceeds of the same and any property which becomes subject to the Security Agreement after the date of this Agreement.

          "Commitment" means the obligation of each Bank to lend the amounts set
           ----------
forth in Section 2.01 hereof, as such amounts may be reduced from time to time pursuant to this Agreement.

          "Commitment Termination Date" means January 14, 2001 with respect to
           ---------------------------
Facility A; the Effective Date with respect to Facility B; and January 14, 2001 with respect to Facility F.

          "Consolidated Assets" means, at any time, the consolidated assets of
           -------------------
the Borrowers and their consolidated subsidiaries as of such time.

          "Consolidated Cash Flow" means for any period EBITDA less cash taxes
           ----------------------
paid plus Rental Expense.

          "Consolidated Financial Obligations" means for any period, all
           ----------------------------------
scheduled principal payments in respect of Indebtedness plus Interest Expense and Rental Expense which is to be paid by the Borrowers and their Consolidated Subsidiaries.

          "Consolidated Indebtedness" means Indebtedness of Hvide and its
           -------------------------
Subsidiaries on a consolidated basis.

          "Country of Registry" means each country under which a Vessel is
           -------------------
documented in the name of a Borrower as the owner and where the Mortgage in respect of said Vessel is recorded.

          "Credit Agreement" shall mean this Agreement, as from time to time
           ----------------
restated, amended, supplemented or modified.

          "Crewboats Note" means the promissory note dated March 8, 1995 in the
           --------------
original aggregate principal amount of Three Million United States Dollars (U.S. $3,000,000) granted by Hvide in favor of Crewboats, Inc. and secured by First Preferred mortgages over the U.S. flag vessels GULF RUNNER II, STORM RUNNER, RAPID RUNNER and BIG BLUE.

          "Default" means any event or condition that, with the giving of
           -------
notice, the lapse of time or both, would become an Event of Default.

          "Dollars" and "$" means the lawful and freely transferable currency of
           -------       -
the United States of America.

          "Drawdown Date" has the meaning set forth in Section 2.02(a).
           -------------

          "Earnings Assignment" means any assignment of earnings of a Mortgaged
           -------------------
Vessel by a Borrower to the Administrative Agent on behalf of the Banks, substantially in the form of Exhibit G, and as the same may be amended, supplemented or otherwise modified from time to time.

          "EBITDA" means for any period and Person, the net income without
           ------
giving effect to adjustments, accruals, deductions or entries resulting from any gains or losses from sales or other dispositions of assets of such Person for such period plus, to the extent deducted in the calculation of net income, Interest Expense, income taxes paid, depreciation, amortization and other non-cash adjustments to income for such period excluding amortized drydocking expenses.

          "EBITDAR" means EBITDA plus Rental Expenses.
           -------

          "Effective Date" means the Business Day on which Hvide has received
           --------------
gross proceeds of at least Eighty One Million Dollars ($81,000,000) from its IPO.

          "Eligible Assignee" means (i) a commercial bank, savings and loan
           -----------------
institution, insurance company or financial institution organized under the laws of the United States, or any State thereof, which bank has both assets in excess of One Billion Dollars ($1,000,000,000) and combined capital and surplus in excess of One Hundred Million Dollars ($100,000,000), or which insurance company or financial institution has total assets in excess of One Billion Dollars ($1,000,000,000), and (ii) a finance company, insurance company or other financial institution or a fund which is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business, has total assets in excess of Five Hundred Million Dollars ($500,000,000), is doing business in the United States and is organized under the laws of the United States, or any State thereof, or under the laws of any member country of the OECD.

          "Eligible Receivable" has the meaning stated in the Security
           -------------------
Agreement.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
amended from time to time, and the regulations promulgated and rulings issued thereunder.

          "Event of Default" means any of the events specified as such in
           ----------------
Section 6.01.

          "Facility" means each of Facility A, B, C, D and F.
           --------

          "Facility A" means the credit facility available to the Borrowers
           ----------
pursuant to Section 2.01(a)(i).

          "Facility B" means the credit facility available to the Borrowers
           ----------
pursuant to Section 2.01(a)(ii).

          "Facility C" means the credit facility available to the Borrowers
           ----------
pursuant to Sections 2.07(a)(i) and 2.07(b)(i).

          "Facility D" means the credit facility available to the Borrowers
           ----------
pursuant to Section 2.07(b)(ii).

          "Facility F" means (i) if Hvide receives gross proceeds in connection
           ----------
with the IPO of at least Ninety One Million Dollars ($91,000,000), the credit facility made available to the Borrowers in a maximum principal amount of Twenty Five Million Dollars ($25,000,000); or (ii) if Hvide receives gross proceeds in connection with the IPO of at least Eighty One Million Dollars ($81,000,000) but less than Ninety One Million Dollars ($91,000,000), the credit facility made available to the Borrowers in a maximum principal amount calculated by subtracting

(x) the difference between Ninety One Million Dollars ($91,000,000) and the amount of gross proceeds received from the IPO from (y) Twenty Five Million Dollars ($25,000,000); pursuant to Section 2.01(a)(iii).

          "Fair Market Value" has the meaning specified in Section 1.03.
           -----------------

          "Federal Funds Rate" means, for any period, a fluctuating interest
           ------------------
rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations of such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

          "GAAP" means generally accepted accounting principles set forth in the
           ----
opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and in the statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be approved by a significant segment of the accounting profession for use in the United States; provided, however, that if, as a result of any change in GAAP after the Closing Date, such change in the opinion of the Banks adversely affects the basis or efficacy of the covenants used in this Agreement to ascertain the financial condition of the Borrowers, then the calculation of covenant compliance under this Agreement shall be determined in accordance with GAAP, as applied as if such change had not occurred.

          "Home Port" means, as to each Vessel, the port of each Country of
           ---------
Registry where documents of title and mortgages may be recorded in respect of such Vessel.

          "Hvide" means Hvide Marine Incorporated, and all of Hvide's
           -----
subsidiaries.

          "Incorporation Jurisdiction" means the jurisdiction of incorporation
           --------------------------
or legal organization of a Person.

          "Indebtedness" means (a) any liability of any Person (i) for borrowed
           ------------
money, or under any reimbursement obligation related to a letter of credit or bid or performance bond facility, or (ii) evidenced by a bond, note, debenture or other evidence of indebtedness (including a purchase money obligation) representing extensions of credit or given in connection with the acquisition of any business, property, service or asset of any kind (other than a trade payable or other current liability arising in the ordinary course of business) or (iii) for obligations with respect to (A) an operating lease calculated on the basis of the present value discounted at ten percent (10%) on the future payments from such Person under such operating lease, or (B) a lease of real or personal property that is or would be classified and accounted for as a Capital Lease; (b) any liability of others either for any lease, dividend or letter of credit, or for any obligation described in the preceding clause (a) that (i) the Person has guaranteed or that is otherwise its legal liability (whether contingent or otherwise or direct or indirect, but excluding endorsements of negotiable instruments for deposit or collection in the ordinary course of business) or (ii) is secured by any Lien on any property or asset owned or held by that Person, regardless whether the obligation secured thereby shall have been assumed by or is a personal liability of that Person; and (c) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (a) and (b), above.

          "Insurance Assignment" means any assignment of insurance in respect of
           --------------------
a Mortgaged Vessel by any of the Borrowers to the Administrative Agent on behalf of the Banks, substantially in the form of Exhibit H, and as the same may be amended, supplemented or otherwise modified from time to time.

          "Interest Expense" means interest expense net of interest income as
           ----------------
determined in accordance with GAAP.

          "Interest Payment Date" means with respect to any Advance (1) the last
           ---------------------
day of each Interest Period for such Advance, (2) the last day of each three-month portion of each Interest Period which is longer than three months, and (3) the day any principal amount of such Advance matures and becomes due and payable.

          "Interest Period" means with respect to each Advance (or any tranche
           ---------------
comprising a part thereof), each respective and successive (i) one-, two-, three- or six-month calendar period for any portion of the Loan bearing interest at a rate based on the LIBOR Rate and (ii) period for any portion of the Loan bearing interest at a rate based on the Alternate Base Rate. Each such period shall be designated by the Borrowers or the Administrative Agent, as the case may be, pursuant to Section 2.04(b), and shall commence on the Drawdown Date or the last day of the immediately preceding Interest Period, as the case may be, of such Advance (or tranche comprising a part thereof) and continue until such date as the Advance (or such tranche) shall be paid in full, provided, however,
                                                             --------  -------
that (i) if any Interest Period (other than in respect of any portion of the Loan bearing interest at a rate based on the Alternate Base Rate) includes a Principal Payment Date but does not end on such date, then (x) the principal amount of the Loan required to be paid on such date shall have an Interest Period ending on such date and (y) the remainder (if any) of the Loan shall have an Interest Period determined pursuant to Section 2.04, (ii) in all cases each Interest Period shall commence on expiry of the immediately preceding Interest Period, and (iii) no Interest Period with respect to any Note shall commence on or extend past the maturity date of such Note.

          "IPO" means the initial public offering of Hvide stock described in
           ---
the Amended S-1.

          "IPO Commitment" means the obligation of each Bank to lend the amounts
           --------------
set forth in Exhibit B hereto, as such amounts may be reduced from time to time pursuant to this Agreement.

          "IPO Commitment Fee" shall have the meaning set forth in Section
           ------------------
2.10(e).

          "IPO Fee" shall have the meaning set forth in Section 2.10(e).
           -------

          "Junior Subordinated Note" means the 8% Junior Subordinated Notes due
           ------------------------
2014 in the principal amount of $25,000,000 purchased on or before September 29, 1994 under the Junior Subordinated Note and Common Stock Purchase Agreement dated as of September 29, 1994.

          "Lending Office" means the office of the Administrative Agent at One
           --------------
Court Square, 7th Floor, Long Island City, New York, N.Y. 11120-0001, or any other office or affiliate of the Administrative Agent hereafter selected and notified to the Borrowers from time to time by the Administrative Agent.

          "Letter of Credit" means each Letter of Credit issued in respect of
           ----------------
Facilities C and D, substantially in the form of Exhibit A or in such form as may be approved by the Letter of Credit Agent and as the same may be from time to time amended, supplemented or otherwise modified.

          "Letter of Credit Agent" means The First National Bank of Boston, and
           ----------------------
any successor letter of credit agent under this Agreement.

          "Letter of Credit Closing Date" means any date on which the Letter of
           -----------------------------
Credit Agent has issued one or more Letters of Credit pursuant to Facility C and/or Facility D.

          "Letter of Credit Renewal Date" means any date on which a Letter of
           -----------------------------
Credit by its terms, may be renewed.

          "Leverage Ratio" means the ratio of Consolidated Indebtedness to
           --------------
Tangible Net Worth as described in Section 5.01(d)(iii).

          "LIBOR Rate" means, for an Interest Period for any portion of the Loan
           ----------
bearing interest at a rate based on the LIBOR

Rate, the rate determined by the Administrative Agent to be the rate of interest per annum equal to the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in United States Dollars are offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) as published by Reuters or Telerate two Business Days before the first day of such Interest Period for a term equal to such Interest Period and in an amount substantially equal to such portion of the Loan. The LIBOR Rate for an Interest Period shall be determined by the Administrative Agent on the basis of applicable rate furnished to and received by the Administrative Agent from the Reference Banks two Business Days before the first day of such Interest Period. If at any time the Administrative Agent shall determine that by reason of circumstances affecting the London interbank market (i) adequate and reasonable means do not exist for ascertaining the LIBOR Rate for the succeeding Interest Period or (ii) the making or continuance of any Loan at a rate based on the LIBOR Rate has become impracticable as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the London interbank market, the Administrative Agent shall so notify the Banks and the Borrowers. Failing the availability of the LIBOR Rate, the LIBOR Rate shall mean the Alternate Base Rate thereafter in effect from time to time until such time as a LIBOR Rate may be determined by reference to the London interbank market.

          "Lien" means any lien, charge, easement, claim, mortgage, option,
           ----
pledge, right of first refusal, right of usufruct, security interest, servitude, transfer restriction or other encumbrance or any restriction or limitation of any kind (including, without limitation, any adverse claim to title, conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

          "Liquidity" means as to any Borrower unrestricted cash and Permitted
           ---------
Investments of such Borrower plus the undrawn and available amount of Advances under Facility A.

          "Loan" means the aggregate amount of the Advances to the Borrowers by
           ----
each Bank and all amounts owed by the Borrowers in respect of drawings under the Letter of Credit provided for in Section 2.01.

          "Loan Documents" means this Agreement, the Notes, the Letter of
           --------------
Credit, the Applications and the Security Documents.

          "Majority Banks" means any Bank or Banks having an aggregate of not
           --------------
less than a (65%) Sixty-Five Percentage Interest and holding at least 65% of the then aggregate unpaid principal amount of the Advances.

          "Master Vessel Trust Agreement" means the Master Vessel Trust
           -----------------------------
Agreement between the Mortgagee and the Administrative Agent on behalf of the Banks, substantially in the form of Exhibit J, and as the same may be from time to time amended, supplemented or otherwise modified.

          "Maturity Date" means in respect of Advances made under Facilities A,
           -------------
B, D and F, January 15, 2001, and in respect of Advances made under Facility C, January 15, 2000.

          "Mortgage" means a mortgage by a Borrower of any Vessel delivered to
           --------
the Mortgagee for the benefit of the Banks, substantially in the form of Exhibit F, and as the same may be from time to time amended, supplemented or otherwise modified.

          "Mortgaged Vessel" means a Vessel as described in each granting clause
           ----------------
of a Mortgage.

          "Mortgagee" means First Union National Bank (as successor by merger
           ---------
with First Fidelity Bank, National Association), a national banking association organized and existing under the laws of the United States, or such other Person as the Administrative Agent on behalf of the Banks shall designate as trustee under the Master Vessel Trust Agreement to act as Mortgagee under the Mortgage.

          "Note" means any of, and "Notes" means all, the promissory notes
           ----
executed and delivered by the Borrowers in connection with this Agreement, substantially in the form of Exhibits A-1, A-2 and A-3, respectively, and as any such note may be replaced, amended, supplemented or otherwise modified from time to time.

          "Notice of Borrowing" has the meaning stated in Section 2.02(a).
           -------------------

          "Notice of Margin Adjustment" has the meaning stated in Section
           ---------------------------
2.04(b)(iii).

          "OECD" means the Organization for Economic Cooperation and
           ----
Development.

          "Obligations" means all obligations, including but not limited to, all
           -----------
principal, interest, fees, expenses and other obligations, of every nature of the Borrowers, or any of their Subsidiaries or Affiliates from time to time owed to the Administrative Agent, any of the Banks, the Letter of Credit Agent, or all of them, under this Agreement or any of the Loan Documents.

          "OMI Vessels" means each of OMI HUDSON, OMI DYNACHEM and OMI STAR to
           -----------
be acquired by Hvide from OMI Corp. as described in Exhibit L hereto.

          "Percentage Interest" means, as to a Bank, the percentage set forth
           -------------------
opposite such Bank's name and signature on the signature pages of this Agreement and any amendment hereto, or if applicable, in the Register.

          "Permitted Capital Expenditures" means the Capital Expenditures which
           ------------------------------
do not exceed the annual limits set forth in Sections 5.02(i) and 5.01(e)(iii) plus the aggregate of (a) Acquisitions financed by Facility F, (b) additional Indebtedness of Ten Million Dollars (USD 10,000,000) pursuant to Section 5.02(j) over the term of the Loan, and (c) Acquisitions financed out of the net proceeds of the IPO after the payment of fees and expenses in conjunction with the IPO, the payment of any Acquisitions contemplated in connection with the IPO listed in Exhibit L hereto, the payment of all amounts necessary to retire the Junior Subordinated Note and any Related Party Note and the payment of all amounts necessary to reduce the Senior Subordinated Note to no more than Fifteen Million Dollars ($15,000,000) or to retire the Senior Subordinated Note.

          "Permitted Investments" means (i) direct obligations of, or
           ---------------------
obligations guaranteed by, the Government of the United States or any agency thereof, in each case backed by the full faith and credit of the United States and having maturities of not later than the Principal Payment Date next succeeding the date of acquisition, (ii) commercial paper, maturing not later than the Principal Payment Date next succeeding the date of acquisition, rated at least P-1 by Moody's Investors Service, Inc. ("Moody's") or at least A-1 by Standard & Poor's Corporation ("S&P"), (iii) Dollar denominated certificates of deposit, time deposits and banker's acceptances maturing not later than the Principal Payment Date next succeeding the date of acquisition, issued by (A) the Administrative Agent, the Co-Agents or any one of the Banks hereunder, (B) a domestic commercial bank that has a combined capital and surplus and undivided profits of not less than $500,000,000, or (C) any bank whose short-term commercial paper rating from Moody's is at least P-1 or from S&P is at least A-1, and (iv) repurchase agreements having maturities of not later than the Principal Payment Date next succeeding the date of acquisition (A) which are entered into with major money center banks included in the commercial banking institutions described in clause (iii), and (B) which are secured by readily marketable direct obligations of the Government of the United States of America or any agency thereof having maturities of not later than the Principal Payment Date next succeeding the date of acquisition.

          "Person" means any individual, corporation, limited partnership,
           ------
partnership, business trust, joint venture, association, joint stock company, trust or other unincorporated organization, whether or not a legal entity, or any government or agency or political subdivision thereof.

          "Pledged Collateral" shall have the meaning set forth in Section
           ------------------
5.01(e)(i).

          "Principal Payment Date" means (a) as to each Advance in respect of
           ----------------------
Facility A, the Maturity Date, (b) as to each Advance in respect of Facility B and Facility F, the Maturity Date for such advance and the 15th day of each of January, April, July and October of each year commencing on the dates provided in Section 2.03, (c) as to any Advance in respect of Facility C, the date on which demand for repayment is made, or January 15, 2000, whichever is earlier, and (d) as to any Advance in respect of Facility D, the date on which demand for repayment is made, or January 15, 2001, whichever is earlier.

          "Receivables" has the meaning stated in the Security Agreement.
           -----------

          "Reference Bank" means Citibank, N.A.
           --------------

          "Register" has the meaning stated in Section 7.10(d).
           --------

          "Related Party Contract" means those contracts listed in Schedule B.
           ----------------------

          "Relevant Amount" has the meaning stated in Section 2.04(b)(iii).
           ---------------

          "Rental Expense" means operating lease payments and other rental
           --------------
payments as determined in accordance with GAAP.

          "Reserve Percentage" has the meaning stated in Section 2.06(b).
           ------------------

          "SEABULK AMERICA" means that U.S. flag vessel owned by Seabulk Tankers
           ---------------
Partnership, Ltd., and bearing Official Number 961357.

          "Seal Fleet Vessels" means each of the eight vessels acquired by Hvide
           ------------------
from Seal Fleet Inc., Ross Seal Partners, Ltd., Bengal Seal Partners, Ltd., Indian Seal Partners, Ltd., Baffin Seal Partners, Ltd., and Baltor Seal Partners, Ltd., as described in Exhibit L hereto.

          "Security Agreement" means the Security Agreement dated as of the date
           ------------------
hereof for the benefit of the Banks substantially in the form of Exhibit E, and as the same may be from time to time amended, supplemented or otherwise modified.

          "Security Documents" means the Master Vessel Trust Agreement, each
           ------------------
Mortgage, each Earnings Assignment, each Insurance Assignment, and the Security Agreement.

          "Senior Subordinated Note" means Hvide's 12% Senior Subordinated Notes
           ------------------------
due 2004 in the original principal amount of

$25,000,000 purchased on or before the Closing Date under the Senior Subordinated Note and Common Stock Purchase Agreement dated as of September 29, 1994.

          "SEC" means the Securities and Exchange Commission of the United
           ---
States and its successors.

          "Shareholders' Agreement" means the Agreement Among Shareholders dated
           -----------------------
as of July 1996 by and among Clipper Capital Associates, L.P., Clipper/Merchant HMI, L.P., Metropolitan Life Insurance Company, Clipper/Park HMI, L.P., Clipper/Merban HMI, L.P., Clipper/Hercules, L.P. and Olympus Growth Fund II, L.P., Trusts created by the Declaration of Trust dated June 23, 1978, for Elsa Hvide and Elsa Hvide Sovery and the others named herein.

          "Solvent" means with respect to any Person on a particular date, that
           -------
on such date (i) the fair market value of the assets of such Person is greater than the total amount of liabilities (including contingent liabilities) of such Person, (ii) the present fair salable value of the assets of such Person is greater than the amount that will be required to pay the probable liabilities of such Person for its debts as they become absolute and matured, (iii) such Person is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature, and (iv) such Person does not have unreasonably small capital for the business in which it is engaged.

          "Subsidiary" means, with respect to any Person, any corporation,
           ----------
association, limited partnership, partnership or other business entity of which a majority of the voting power entitled to vote in the election of directors, managers or trustees thereof (or in the case of a limited partnership, in the control of the general partner) is at the time owned, directly or indirectly, by such Person or by one or more other Subsidiaries, or by such Person and one or more other Subsidiaries, or a combination thereof.

          "Tangible Net Worth" means the excess of the total assets of the
           ------------------
Borrowers on a consolidated basis over Total Liabilities, excluding, however, from the determination of total assets (i) goodwill, organizational expenses, research and development expenses, trademarks, trade names, copyrights, patents, patent applications, licenses and rights in any thereof and other similar intangibles, (ii) unamortized debt discount and expense, (iii) all reserves carried and not deducted from assets, (iv) treasury stock and capital stock, obligations or other securities of or capital contributions to or investments in any Subsidiary, (v) sinking or other analogous funds established for the purpose of redemption, retirement or prepayment of capital stock, (vi) any write up in the book value of any assets resulting from a revaluation thereof subsequent to December 31, 1993, (vii) capitalized expenses in connection with the issuance of debt or equity and (viii) any items not included in clauses

(i) through (vii) above which are treated as intangibles in conformity with GAAP.

          "Taxes" means all income, excise, stamp or franchise taxes and any
           -----
other tax, charge, fee, levy, impost, duty, withholding, deduction or other assessment of any kind whatsoever, including any interest, penalties or additions attributable thereto, imposed by any federal, commonwealth, state, local or foreign taxing authority.

          "Title XI Debt" means the United States Government Guaranteed Ship
           -------------
Financing Bonds ("Title XI Bonds") issued pursuant to Title XI of the Merchant Marine Act of 1936, as amended, which consist of approximately Five Million Eight Hundred Thousand Dollars ($5,800,000) in eight and one half percent (8.5%) Title XI Bonds due 1999 relating to M/V SEABULK CHALLENGER and approximately Nine Million Seven Hundred Thousand Dollars ($9,700,000) in five and one quarter percent (5.25%) Title XI Bonds due 2000 relating to M/V SEABULK MAGNACHEM and which consist of approximately Thirty Five Million Seven Hundred Ninety Five Thousand Dollars ($35,795,000) in eight and one half one percent (8.5%) Bonds due 2006 relating to OMI HUDSON and OMI DYNACHEM.

          "Total Liabilities" means all the obligations in accordance with GAAP
           -----------------
which are included in determining the total liabilities as shown on the liabilities side of the balance sheet of the Borrowers on a consolidated basis.

          "Total Loss" means, in respect of any Vessel, any of the following
           ----------
events; (x) the actual or constructive total loss of such Vessel or the agreed or compromised total loss of such Vessel; or (y) the capture, condemnation, confiscation, requisition, purchase, seizure or forfeiture of, or any taking of title to, such Vessel. A Total Loss shall be deemed to have occurred (i) in the event of an actual loss of such Vessel, on the date of such loss; (ii) in the event of damage which results in a constructive or compromised or arranged total loss of such Vessel, on the date of the event giving rise to such damage; or
(iii) in the case of any event referred to in clause (y) above, on the date of the occurrence of such event. Notwithstanding the foregoing, if such Vessel is subject to a Mortgage and such Vessel shall have been returned to the Borrowers following any capture, requisition or seizure referred to in clause (y) above prior to the date upon which payment is required to be made under Section 2.05(d), no Total Loss of such Vessel shall be deemed to have occurred by reason of such capture, requisition or seizure.

          "Total Outstandings" has the meaning stated in Section 5.01(e)(i).
           ------------------

          "Transaction" means the financing contemplated by the Loan Documents.
           -----------

          "Uniform Customs" means Uniform Customs and Practice for Commercial
           ---------------
Documentary Credits of the International Chamber of Commerce, revision 500 of 1993 and as the same may be amended, modified or supplemented.

          "Unreimbursed Letter of Credit Obligations" means any amounts which
           -----------------------------------------
the Borrowers are obligated to reimburse the Letter of Credit Agent for drawings on a Letter of Credit.

          "Vessel" means any of, and "Vessels" mean all of, the vessels
           ------                     -------
described in Schedule D and any vessel which in the future may be owned by a Borrower and covered by a Mortgage.

          SECTION 1.012.  Accounting Terms.  All accounting terms not
                          ----------------
specifically defined herein shall be construed in accordance with GAAP, consistently applied.

          SECTION 1.013.  Valuations.  (a)  "Fair Market Value" shall mean as to
                          ----------
any Vessel and any determination of "Fair Market Value" of a Vessel as the Administrative Agent may require from time to time in accordance with this Agreement, the fair market value of such Vessel determined as set forth in this
Section 1.03. All appraisers shall be selected from firms of independent shipbrokers or marine surveyors of recognized standing and listed in Schedule C to this Agreement, and as such schedule may be amended, modified or supplemented from time to time.

          (b) The Administrative Agent may at any time direct, and the Borrowers may, and shall, if requested by the Administrative Agent, cause an appraiser designated by the Administrative Agent to perform a valuation and such determination will be binding; provided, however, if such appraisal is
                               --------  -------
challenged pursuant to (c) below, such determination shall be binding until the resolution of the matter pursuant to (c) below. Except as otherwise provided in paragraph (c) below, the cost of obtaining at the request of the Administrative Agent up to two appraisals per calendar year for each Vessel shall be paid by the Borrowers and the cost of appraisals obtained at the Borrowers' request shall be paid by the Borrowers.

          (c) In the event that the Borrowers or the Administrative Agent shall dispute or challenge the fair market value determined by such appraiser, then the Borrowers and the Administrative Agent shall each appoint a separate appraiser (which need not be listed in Schedule C) and the two appraisers (which need not be listed in Schedule C) appointed by the Administrative Agent and the Borrowers shall appoint a third appraiser (which need not be listed in Schedule
C). Each appraiser so appointed shall make a separate determination of fair market value on the same basis. The three determinations of fair market value shall be averaged by the Administrative Agent and the determination which is furthest from such average (whether higher or lower) shall be disregarded. The remaining two determinations shall then be averaged by the Administrative

Agent with such average to be controlling for purposes of this Agreement with respect to the then current fair market value of a Vessel. The cost of obtaining all such opinions in the event of a dispute or challenge shall be payable by the party disputing or challenging the original fair market value determination.

          (d) In the event the appraisers nominated by the parties fail to appoint a third appraiser or any such appraiser, however appointed, fails to deliver a valuation, unless otherwise agreed, the parties may petition the American Arbitration Association in New York, New York to appoint a third appraiser. Upon receipt of such appointed appraiser's appraisal, the Administrative Agent shall determine the fair market value as provided in paragraph (c) above.

          (e) All appraisals shall be made without, unless otherwise reasonably required by the Administrative Agent, physical inspection and on the basis of an arm's length purchase by a willing and able commercial buyer from a willing and able commercial seller and without taking into account any charter party.


                                   ARTICLE II.

                        AMOUNTS AND TERMS OF THE ADVANCES
                              AND LETTER OF CREDIT

          SECTION 1.021.  The Advances.  (a)  Upon the terms and subject to the
                          ------------
conditions set forth in this Agreement, the Banks agree, severally on the basis of their respective Percentage Interests but not jointly, to make Advances as follows:

               (i) in respect of Facility A, subject to the terms of Section 2.07(b)(ii), in a maximum amount not to exceed at any time outstanding such Bank's Aggregate Amount in respect of Facility A, and provided further that any request for an advance under Facility A shall be in an aggregate amount not less than $500,000 and an integral multiple of $100,000 if in excess thereof;

              (ii) in respect of Facility B, in an aggregate amount not to exceed at any time outstanding such Bank's Aggregate Amount in respect of Facility B; and

             (iii) in respect of Facility F, in an aggregate amount not to exceed at any time outstanding such Bank's Aggregate Amount in respect of Facility F; PROVIDED HOWEVER, that amounts advanced under this Facility F are restricted to Acquisitions which do not exceed (x) seventy percent (70%) of the purchase price or appraised value (whichever is less) of the vessel being acquired, or (y) a multiple of six times EBITDA of the Acquisition.

          (b) The total amount to be made available by each Bank as part of an Advance for a Facility shall never exceed the Commitment of such Bank for such Facility, and shall be proportionate always to such Bank's Percentage Interest. The Banks are obligated to make Advances pursuant to this Agreement until the relevant Commitment Termination Date. The obligation of the Borrowers to repay each Advance shall be evidenced by this Agreement and in the case of Facility A, Facility B, and Facility F, the Notes. In respect of each Advance to the Borrowers under Facility A, Facility B, and Facility F, the Borrowers shall issue in favor of each Bank a Note in respect of each of such Facilities.

          (c) The failure of any Bank to advance its Commitment in respect of any Advance shall not relieve it or any other Bank of the obligation to advance its Commitment, but no Bank or the Administrative Agent shall be responsible for the failure of any other Bank to advance its Commitment to the Borrowers.

          SECTION 1.022.  Disbursement of the Advances.  (a)  The Advance for
                          ----------------------------
each Facility shall be made simultaneously, on at least three Business Days prior written notice from the Borrowers to the Banks and the Administrative Agent specifying the disbursement date therefor (a "Drawdown Date") which shall not be later than the Business Day prior to the Maturity Date. There shall be no more than three Drawdown Dates for Facility B (except as to Advances made in respect of Facility C pursuant to Section 2.03 (iii)). There shall be one Drawdown Date with respect to Facility C. Each Drawdown Date shall be a Business Day. Not later than 10:00 A.M. (New York City time) on such Drawdown Date, and upon fulfillment of the conditions in Article III hereof, the Banks will make the Advances available to the Administrative Agent for disbursement to the Borrowers in same day funds at the Lending Office. Such notice of borrowing (the "Notice of Borrowing") shall be by telex, telefacsimile or cable, confirmed immediately in writing signed by an authorized officer of each of the Borrowers, in substantially the form of Exhibit C, specifying therein (i) the requested date of such borrowing, (ii) the aggregate Dollar amount to be borrowed and, but only to the extent the same may be permitted or required in Section 2.04(b)(ii), the number of tranches and the Dollar amount of each tranche and (iii) the Interest Period for such borrowing (and each tranche thereof). The Commitment of each Bank shall terminate in an amount equal to, and the Aggregate Amount of each Bank shall be reduced by, the amount made available by such Bank in respect of each Advance.

          (b) Each Notice of Borrowing sent shall be irrevocable and binding on the Borrowers. If for any reason on a Drawdown Date specified in a Notice of Borrowing, any Advance is not made as a result of any failure to fulfill on or before such Drawdown Date the applicable conditions precedent, the Borrowers shall indemnify each Bank against any loss, cost or expense incurred by such Bank as a result of such failure, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund the Advances to be made by such Bank as part of such borrowing.

          SECTION 1.023.  Repayment.  The Borrowers shall repay the aggregate
                          ---------
principal amount of each Advance in respect of each Facility as follows:

               (i) Advances with respect to Facility A shall be paid on the Maturity Date with respect to such Facility; PROVIDED HOWEVER, that the Borrowers shall repay any and all Advances in respect of Facility A (including amounts drawn under Facility D) annually and shall not reborrow such amounts for a period of no less than 30 consecutive calendar days in each calendar year.

              (ii) Advances with respect to Facility B shall be repaid in 18 consecutive quarterly payments commencing on July 15, 1996 and on each subsequent July 15th, October 15th, January 15th and April 15th, until the Maturity Date according to the amortization schedule set forth in Exhibit K hereto.

             (iii) Advances with respect to Facility C shall be repayable on demand; PROVIDED HOWEVER, that, subject to the terms of this Agreement, the Borrowers may request, and if there is no existing Event of Default each Bank shall make, an additional Advance under Facility B to reimburse any amounts drawn under Facility C (and in such case, the Advances will be repaid according to the Schedule provided in Section 2.03(ii) pro rated over the then remaining Principal Payment Dates).

              (iv) Advances with respect to Facility F shall be repaid in consecutive quarterly installments according to the Schedule set forth in
     (x) Exhibit M hereto, if the original maximum principal amount drawn is equal to Twenty Five Million Dollars ($25,000,000) or (y) in Schedule 1 to the Notes executed and delivered by the Borrower in connection with Facility F, if the original maximum principal amount drawn is less than Twenty Five Million Dollars ($25,000,000). The installments paid in respect of Facility F shall be equal to the reduction in the Available Commitment.

               (v) The final payment of all outstanding principal amounts of a Facility shall be made on the Maturity Date for such Facility.

          SECTION 1.024.  Interest.  (a)  The Borrowers shall pay interest on
                          --------
the unpaid principal amount of each Advance from the Drawdown Date for such Advance until the principal amount of such Advance is paid in full, payable on each Interest Payment Date with respect to each such Advance. Notwithstanding the preceding sentence of this Section 2.04(a), all interest accrued on any Advance outstanding on the Maturity Date of such Advance shall be paid on the Maturity Date for such Advance.

          (b) As long as any Advance shall be outstanding, and payment of the principal thereof and interest thereon shall not be in default, interest on the Advance shall be payable at an interest rate which shall be adjusted as provided in this Section, and in the case of the Alternate Base Rate and to reflect any change in the Applicable Margin, as set forth herein during such Interest Period, and which shall be determined as follows:

               (i) with respect to each day of the period commencing on and following a Drawdown Date and for each day of each successive Interest Period thereafter, the Borrowers shall pay interest on each Advance in its entirety or in one or more tranches permitted under Section 2.04(b)(ii) at an interest rate equal to the sum of (y) the Applicable Margin plus (z) the Alternate Base Rate or the LIBOR Rate, as the case may be, subject to periodic adjustment as provided in Section 2.04(b)(iii);

              (ii) with respect to each Interest Period, the Borrowers shall, by telex notice to be received by the Administrative Agent by 10 A.M. New York time at least four Business Days (one Business Day, in the case of an Advance bearing interest at Alternate Base Rate) prior to the commencement of each such successive period, elect the Applicable Rate and elect an Interest Period of one, two, three or six months duration in the case of LIBOR Rate, and such other period in the case of the Alternate Base Rate, and one or more but no more than four tranches in total for all outstanding Advances, provided each tranche shall be in an amount not less than the scheduled principal amount due on the Maturity Date; provided the Borrowers
                                                          --------
     shall select Interest Periods, and if necessary shall select as the final Interest Period for each Advance an Interest Period less than one month in duration, so that the maturity date of each Advance shall be the last day of the Interest Period for such Advance; provided that if the Borrowers
                                              -------- ----
     shall fail to elect the Applicable Rate or an Interest Period as herein provided, and so long as any Event of Default has not occurred and is continuing, the Administrative Agent shall elect the relevant Applicable Rate and the Interest Period, which may be one day;

             (iii) (A) the interest payable on each Advance during each successive Interest Period shall be adjusted as set forth herein by the Administrative Agent for any change in the Applicable Margin in addition to adjustments in respect of the Alternate Base Rate, if such rate is then used. The Applicable Margin for each Interest Period (and each day thereof) shall be determined by the Administrative Agent, subject to further adjustment from time to time pursuant to paragraph (B) of this sub-section (iii). In respect of the Advances the highest Applicable Margin shall be in effect unless both of the following tests are met on a rolling four quarter basis:




                           Consolidated    Base Rate        LIBOR and Letter
           Leverage        Indebtedness/   Applicable          of Credit
             Ratio            EBITDAR        Margin         Applicable Margin

           --------        ------------    -----------      -----------------

           Above 4.00      Above 4.5          2.00%              3.00%

           3.00 to 3.99    3.51 to 4.50       1.50%              2.50%

           2.00 to 2.99    2.51 to 3.50       0.75%              1.75%

           Below 2.00      2.50 or Below      0.00%              1.00%



     For the first three quarters following the Effective Date, the Administrative Agent shall use Hvide's Pro Forma Consolidated Historical Financial Statements as presented in the Amended Form S-1 for purposes of determining whether the foregoing tests have been met. From the fourth quarter following the Effective Date until the Maturity Date, the Administrative Agent shall use the Borrowers' most recent quarterly financial statements for purposes of determining whether the foregoing tests have been met.

                    (B) To the extent of any change in the Applicable Margin during any Interest Period, the Administrative Agent shall give prompt written notice to the Borrowers and the Banks (a "Notice of Margin Adjustment") specifying the amount, if any, of additional interest payable by the Borrowers, or excess interest paid by the Borrowers, as the case may be, as a result of such change in the Applicable Margin (such amount, the "Relevant Amount"). The Borrowers shall immediately pay to the Administrative Agent any such Relevant Amount specified as payable in the Notice of Margin Adjustment, together with interest to the date of payment calculated as for an Advance; any Relevant Amount specified in the Notice of Margin Adjustment as an excess payment by the Borrowers shall be credited to interest payable by the Borrowers on the next Interest Payment Date;

              (iv) the Administrative Agent shall give prompt notice to the Borrowers and the Banks of the applicable interest rate determined by the Administrative Agent for purposes of Section 2.04(b) and the rates published by each Reference Bank and used for the purpose of determining the applicable LIBOR Rate hereunder; and

               (v) if, with respect to any Advance bearing interest at a rate based on the LIBOR Rate, any Bank shall notify the Administrative Agent that the LIBOR Rate for any

     Interest Period for such Advance will not adequately reflect the cost to such Bank of making, funding or maintaining its portion of such Advance for such Interest Period, the Administrative Agent shall forthwith so notify the Borrowers and the Banks, whereupon

                    (A) each such Bank's portion of each such Advance bearing interest at a rate based on the LIBOR Rate will automatically, on the last day of the then existing Interest Period therefor, convert into an Advance bearing interest at a rate based on the Alternate Base Rate, and

                    (B) the obligation of each such Bank to make Advances, or to convert Advances into Advances, bearing interest at a rate based on the LIBOR Rate shall be suspended until such Bank shall notify the Borrowers and the Administrative Agent that the circumstances causing such suspension no longer exist.

          (c) In the event that the Administrative Agent or any Bank does not receive on the due date any sum due under this Agreement or any of the other Loan Documents in accordance with the terms hereof or thereof, or so long as any Event of Default has occurred and is continuing, the Borrowers shall pay to the Administrative Agent and such Banks, as the case may be, on demand in accordance with Section 2.07 hereof, interest on all unpaid sums, from and including the due date thereof or the date such Event of Default occurred, whichever is earlier to but not including the date of actual payment (or date such Event of Default is cured), at a rate per annum determined by the Administrative Agent from time to time to be the sum of (a) two per cent (2%) and the Applicable Margin plus (b) the Applicable Rate. Except as otherwise provided in the following subsection (d), any such interest which is not paid when due shall be compounded at the end of each Interest Period (both before and after any notice of demand) by the Administrative Agent on behalf of the Banks under this Agreement.

          (d) Notwithstanding any provision contained in any of the Loan Documents, none of the Banks, the Letter of Credit Agent nor the Administrative Agent shall ever be entitled to receive, collect, or apply, as interest on the Obligations, any amount in excess of the maximum rate of interest permitted to be charged by Applicable Law. In the event any Bank, the Letter of Credit Agent or the Administrative Agent ever receives, collects, or applies as interest, any such excess, such amount which would be excessive interest shall be applied to the reduction of the Obligations then outstanding. If the Obligations then outstanding are paid in full, any remaining excess shall forthwith be paid to the Borrowers. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the highest lawful rate, the Borrowers and any Bank, the Letter of Credit Agent or the Administrative Agent, as the case may be, shall, to the maximum extent permitted under Applicable

Law, (i) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) exclude any voluntary prepayments and the effects thereof, and (iii) spread the total amount of interest throughout the entire contemplated term of the Obligations so that the interest rate is uniform throughout the entire term of the Obligations.

          SECTION 1.025.  Prepayments.  (a)  Upon at least four Business Days'
                          -----------
notice to the Administrative Agent received by 10:00 A.M. New York time, the Borrowers may prepay, subject to payment of Breakage Costs, if any, incurred by the Banks, the outstanding amount of each Advance for a Facility, in whole or in part, on the last day of any Interest Period for each such Advance or part thereof, with accrued interest to the date of such prepayment on the amount prepaid, provided that no such partial prepayment shall be in a principal amount
         --------
of less than Two Hundred Fifty Thousand Dollars ($250,000) and be in integral multiples of One Hundred Thousand Dollars ($100,000) in addition to such minimum amount. The Administrative Agent promptly shall give the Banks a copy of each such notice received from the Borrowers. Optional repayments shall be applied to completely repay the Facilities in the following order: Facility A, then Facility B, then Facility F, and then, to the extent that the Borrowers have terminated the Commitment under Facility A, to be deposited in the Cash Collateral Account as security for Facility C and Facility D. Optional prepayments in respect of each Facility shall be applied to such Facility (i) first to the next scheduled payment of principal, (ii) then to the final payment due on the Maturity Date and (iii) finally pro rata over the remaining scheduled principal payments. Prepayments shall be applied pro rata to all Banks' Advances under the respective Facility. If Facility B is prepaid, no part thereof may be reborrowed. If Facility F is prepaid, the Available Commitment shall be reduced by the amounts prepaid.

          (b)  The Borrowers shall prepay the Advances as follows:

               (i) (A) an amount equal to fifty percent (50%) of the Annual Excess Cash Flow of the Borrowers for each fiscal year of the Borrowers on the earlier of April 15 following such Fiscal Year or the date which is 10 business days following delivery of audited financial statements for such fiscal year;

                    (B) an amount equal to one hundred percent (100%) of all proceeds (net of Taxes and reasonable expenses in connection with the sale) from the sale of any assets by the Borrowers in excess of One Hundred Thousand Dollars ($100,000) in any one transaction or Five Hundred Thousand Dollars ($500,000) in any calendar year; such prepayment to be made not later than the date of such sale;

     any such mandatory prepayments shall be applied ratably among all Advances of the Banks as follows (v) first, to repay to the last installment due in respect of Advances for Facility B on the Maturity Date and then pro rata over the remaining Principal Payment Dates for Facility B, (w) second, to reduce Advances under Facility A to the last installment due in respect of Advances (x) third, for Facility F on the Maturity Date and then pro rata over the remaining Principal Payment Dates for Facility F, fourth, and (y) to the extent that the Borrowers have terminated the Commitment under Facility A, to be deposited to the Cash Collateral Account as security for Facility C and Facility D; and

              (ii) an amount as shall be necessary to comply with the provisions of Section 5.01(e); such prepayment to be applied first to Advances outstanding in respect of Facility B, and then to Advances outstanding in respect of Facility A and Facility F in inverse order of maturity and ratably among the Banks.

          (c) If it shall become unlawful for any Bank to continue to fund or maintain any Advance or to perform its obligations hereunder, such Bank shall notify and consult with the Borrowers and the Administrative Agent before making any demand under this Section 2.05(c), and such Bank and the Administrative Agent shall use all reasonable efforts to change its lending office or take other measures so that it can perform its obligations hereunder; provided that
                                                                 --------
neither such Bank nor the Administrative Agent shall be obligated to change its lending office or take any other measures if in its sole reasonable judgment it would be disadvantageous to do so. If such Bank does not change its lending office because it determines in its sole reasonable judgment that it is disadvantageous to do so or because such change would not render such Advance lawful, then such Bank shall notify the Administrative Agent and the Borrowers, as the case may be, and shall make an Advance, and the Borrowers shall borrow such Advance, at a rate based on the Alternate Base Rate in an amount equal to the amount of the Advance currently outstanding and made by such Bank to the Borrowers, if in the sole reasonable judgment of such Bank such Advance can lawfully be extended at a rate based on the Alternate Base Rate. Simultaneously with making such Advance at a rate based on the Alternate Base Rate, the Advance then outstanding made available by such Bank to the Borrowers shall be repaid with accrued interest thereon to the date of payment. If any Bank makes an Advance at a rate based on the Alternate Base Rate to the Borrowers pursuant to this Section, the Borrowers may prepay such Advance made by such Bank, without penalty, at any time upon five Business Days notice. If despite such Bank's compliance with the preceding provisions of this Section 2.05(c), or if the Borrowers shall refuse to borrow an Advance at a rate based on the Alternate Base Rate as herein provided, and if it shall become unlawful for any Bank to fund or maintain any Advance or perform its obligations hereunder, upon demand by such Bank, the Borrowers shall prepay in full the outstanding Advance made by such Bank, with accrued interest thereon and all other amounts payable by the Borrowers hereunder, and upon such demand or any notice of prepayment the obligation of such Bank to make any Advance to the Borrowers shall terminate.

          (d) (1) If a Total Loss occurs, the Borrowers shall give prompt written notice to the Administrative Agent of such Total Loss. Unless the Borrowers provide a Substitute Vessel under Section 2.05 (d)(3) and to the extent necessary to comply with Section 5.01(e), not more than 120 days (the "Loss Termination Date") after the date such Total Loss occurred, the Borrowers shall pay to or to the order of the Administrative Agent, the sum of (a) the product of the then outstanding principal amount of the Notes multiplied by a fraction, in which the numerator is the Fair Market Value of the Vessel subject to the Total Loss as determined by the last appraisal obtained pursuant to
Section 1.03 prior to such Total Loss and the denominator is the aggregate Fair Market Value similarly determined for all Vessels subject to a Mortgage immediately prior to such Total Loss, (b) accrued and unpaid interest on the Notes being prepaid through the Loss Termination Date, (c) an amount equal to all out-of-pocket third party expenses (including legal and investigatory fees) incurred by and not otherwise reimbursed to, the Administrative Agent or the Banks in connection with the occurrence of the Total Loss, as set forth in a certificate of the Administrative Agent to be delivered to the Borrowers not less than five Business Days prior to the Loss Termination Date, and (d) any other amounts which have become due and payable under the Loan Documents but shall not have been paid prior to the Loss Termination Date minus the sum of all insurance proceeds actually received by the Administrative Agent in connection with such Total Loss. All prepayments received after such Total Loss shall be applied as provided in Section 6.02 hereunder.

          (2) If a Total Loss occurs, the Borrowers, not less than 30 days before the Loss Termination Date, may notify the Administrative Agent of their intention to replace the Vessel constituting the Total Loss with a substitute vessel (the "Substitute Vessel"). Prior to or at the time of any substitution under this Section, the Borrowers will at their own expense and cost furnish the Administrative Agent with a satisfactory appraisal of the proposed Substitute Vessel. If the Administrative Agent and the Banks in their reasonable discretion, have agreed to permit the substitution, the Borrowers at their own cost and expense shall cause a Mortgage covering the Substitute Vessel to be duly executed and recorded at the Home Port of the Substitute Vessel and shall make such amendments to the Loan Documents and Security Documents as the Administrative Agent shall deem necessary or desirable to reflect such substitution.

          (3) If the Fair Market Value of the Substitute Vessel is less than the Fair Market Value of the Vessel which constituted such Total Loss, the Borrowers may grant the Administrative Agent on behalf of the Banks a perfected first priority security interest in additional collateral satisfactory to the Administrative Agent and the Banks, in their sole discretion, the Fair Market Value of which (as determined by an appraisal of the type described in Section 1.03) shall be added to the Fair Market Value of the Substitute Vessel for the purposes of complying with Section 5.01(e)(ii).

          (4) If the Banks, in their sole discretion, permit the sale or other such disposition of any Mortgaged Vessel and if as a result of such sale or disposition the Borrowers no longer comply with Section 5.01(e)(ii), then all proceeds of such sale or disposition shall be paid to the Administrative Agent and the Administrative Agent shall apply all such proceeds to the payment of all such amounts payable as if in respect of a Total Loss of such Vessel pursuant to subsection (d)(1) above.

          (e) If at any time the Borrowers shall, or may reasonably be expected to, be required to deduct and withhold, or indemnify any Bank with respect to, any Taxes (as defined in Section 2.09) (in each case, as evidenced by an opinion reasonably satisfactory in form and substance to the Borrowers, the Administrative Agent, the Letter of Credit Agent and the Banks from independent tax counsel reasonably satisfactory to the Borrowers, the Administrative Agent, the Letter of Credit Agent and the Banks) the Borrowers, upon at least four Business Days' notice to the Administrative Agent and the Banks, may prepay at any time, pro rata, the outstanding principal amount of each Advance, in whole
          --- ----
or in part, together with accrued interest to the date of prepayment on the amount prepaid and all other amounts, including without limitation Breakage Costs, then payable to the Banks by the Borrowers; provided that, if such Taxes
                                                   -------- ----
relate to payments to fewer than all the Banks (the "Affected Banks"), the
                                                     --------------
Borrowers, upon at least four Business Days' notice to the Administrative Agent and the Affected Banks, may prepay, in whole or in part, pro rata (except as set
                                                         --- ----
forth in the following provision), the outstanding principal amount of Advances made by the Affected Banks, with accrued interest thereon and all other amounts payable to the Affected Banks by the Borrowers (without prepayment any portion of any Advance made by any Bank that is not any Affected Bank); provided
                                                                --------
further, that if the rate of Taxes with respect to any Affected Bank is higher
- -------
than with respect to another Affected Bank, the Borrowers may prepay any portion of the Advance made by the former Affected Bank without prepaying any portion of the Advance made by the latter Affected Bank. The Administrative Agent shall give prompt written notice to the Banks of any prepayments made under this paragraph (e). No amount of principal paid or prepaid, as the case may be, may be reborrowed except as otherwise explicitly provided in this Agreement. Prepayments shall be applied first to outstanding interest and Breakage Costs, if any, and then to installments of outstanding principal in inverse order of maturity, except as otherwise expressly provided herein.

          SECTION 1.026.  Increased Costs; Additional Interest.  (a)  If on or
                          ------------------------------------
after the Closing Date due to (i) the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve or capital adequacy requirements) in, or in the interpretation of, any law or regulation, or (ii) the compliance by any Bank with any guideline or request (including, with respect to reserve and capital adequacy requirements, those Applicable Laws, policies, guidelines and directives and interpretations in effect on the Closing Date) from any central bank or other governmental authority, whether or not having the force of law, there shall be any increase in the cost to, or reduction in the return on capital of any Bank in consequence of, any Bank agreeing to make or making, funding or maintaining an Advance, then the Borrowers shall from time to time, upon demand by such Bank, pay to such Bank additional amounts sufficient to indemnify such Bank against such increased cost (without duplication of any amounts pursuant to Section 2.06(b) herein).

          (b) If any Bank shall determine that reserves under Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time, are required to be maintained by it in respect of, or a portion of its costs of maintaining reserves under Regulation D is properly attributable to, one or more of its Advances, such Bank shall, subject to the provisions of
Section 2.06(d) below, give notice to the Borrowers, together with a certificate as described below in Section 2.06(c) and the Borrowers, as the case may be, shall pay to such Bank additional interest on the unpaid principal amount of each such Advance, payable on the same day or days on which interest is payable on such Advance, at an interest rate per annum equal at all times during each Interest Period for such Advance to the excess of (i) the Applicable Margin plus the rate obtained by dividing the LIBOR Rate for such Interest Period by a percentage equal to 100% minus the Reserve Percentage (defined in the next sentence), if any, applicable during such Interest Period over (ii) the LIBOR Rate for such Interest Period. The "Reserve Percentage" for any such period, with respect to any Advance, means the reserve percentage applicable thereto under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to (i) liabilities or assets consisting of or including eurocurrency liabilities, as defined in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time, and having a term equal to any such period, or (ii) any other category of liabilities which includes deposits by reference to which the interest rate on such Advance is determined and which have a term equal to any such period.

          (c) If any Bank determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank and that the amount of such capital is increased by or based upon the existence of the Bank's commitment to lend hereunder and other commitments of this type, then, upon demand by the Bank made in accordance with the provisions of Section 2.06(d) hereof, the Borrowers shall immediately pay to the Bank, from time to time as specified by the Bank in a certificate delivered to the Borrowers, additional amounts sufficient to compensate the Bank or such corporation in the light of such circumstance, to the extent that the Bank reasonably determines such increase in capital to be allocable to the existence of the Bank's commitment to lend hereunder. A certificate as to the amount of any such increased cost, increased interest or reduced return under this Section 2.06, submitted to the Borrowers and the Administrative Agent by such Bank, setting forth calculations in reasonable detail shall be conclusive and binding for all purposes, absent manifest error.

          (d) Before making any demand under this Section 2.06, the Bank shall consult with the Borrowers and the Administrative Agent and such Bank and the Administrative Agent shall designate as to itself a different lending office or take such other measures if such designation or measures would avoid the need for, or reduce the amount of such increased cost or interest, provided that
                                                              --------
neither such Bank nor the Administrative Agent shall be obliged to change its lending office or take any other measures if in its sole reasonable judgment it would be disadvantageous to do so.

          (e) The Borrowers may, upon at least four Business Days' notice to the Administrative Agent and any such Bank requesting payment of any amounts pursuant to this Section 2.06, prepay the outstanding principal amount of each Advance together with accrued interest to the date of prepayment on the amount prepaid and all other amounts, including without limitation Breakage Costs, if any, then payable to such Bank by the Borrowers.

          SECTION 1.027.  Letter of Credit.  (a)  Subject to the terms and
                          ----------------
conditions of this Agreement, the Letter of Credit Agent, in reliance on the Agreements of the Banks set forth in Section 2.07(f), agrees to issue:

               (i) a Letter of Credit in respect of Facility C for the account of the Borrowers on the Closing Date and on each Letter of Credit Renewal Date in such form as may be approved from time to time by the Letter of Credit Agent; and

              (ii) one or more Letters of Credit in respect of Facility D for the account of the Borrowers on a Letter of Credit Closing Date and on each Letter of Credit Renewal Date in such form as may be approved from time to time by the Letter of Credit Agent.

          (b) (i) The stated amount of a Letter of Credit in respect of Facility C shall not exceed the following except to the extent cash collateral has been provided pursuant to Section 5.01(o):

          Facility C Letter of Credit

          Date                     Maximum Face Amount
          ----                     -------------------

          September 30, 1994       $5,600,000
          January 15, 1999         60% of Original Stated Amount
          January 15, 2000         Zero (0).

              (ii) The aggregate stated amount of all issued and outstanding Letters of Credit (including Unreimbursed Letter of Credit Obligations) in respect of Facility D shall not exceed Four Million United States Dollars (US $4,000,000) at any one time. Subject to the Four Million United States Dollar limit imposed in the preceding sentence, Letters of Credit in respect of Facility D may be issued only to the extent that the aggregate stated amount (including unreimbursed Letter of Credit Obligations, if any) of such Letters of Credit shall be equal or less than (x) the sum of the aggregate amounts available to be drawn in respect of Facility A minus (y) the sum of the outstanding Advances in respect of Facility A. The amounts that may be drawn and are permitted to be outstanding in respect of Facility A are reduced by the aggregate stated amounts of all Letters of Credit issued and outstanding pursuant to Facility D. The aggregate stated amounts of all Letters of Credit issued and outstanding under Facility D shall not include any expired or canceled Letters of Credit which have been issued under Facility D unless the expired or canceled Letters of Credit constitute Unreimbursed Letter of Credit Obligations.

          (c) Any Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent, with the laws of the state in which the principal office of the Letter of Credit Agent is located.

          (d) The Letter of Credit Agent shall not be obligated to issue any Letter of Credit hereunder if (x) such issuance would conflict with, or cause the Letter of Credit Agent to exceed any limits imposed by Applicable Law; or
(y) if the Letter of Credit by its terms, expires after the applicable Maturity Date.

          (e) The Borrowers may request that the Letter of Credit Agent issue a Letter of Credit by delivering to the Letter of Credit Agent and the Administrative Agent an Application completed to the satisfaction of the Letter of Credit Agent, the certificate referred to in
Section 3.02 dated the date of such Application and such other certificates, documents and other papers and information as may be customary for a letter of credit of the kind being requested and as the Letter of Credit Agent may reasonably request. Upon receipt of the Application, and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures, the Letter of Credit Agent shall promptly issue any Letter of Credit requested thereby issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Letter of Credit Agent and the Borrowers.

          (f) (i) Effective on the date of issuance of a Letter of Credit, the Letter of Credit Agent irrevocably agrees to grant and hereby grants to each Bank, and each Bank irrevocably agrees to accept and purchase and thereby accepts and purchases from the Letter of Credit Agent, on the terms and conditions hereinafter stated, for such Bank's own account and risk an undivided participation equal to such Bank's Percentage Interest in the Facility relating to such Letter of Credit and in the Letter of Credit Agent's obligations and rights under such Letter of Credit issued by the Letter of Credit Agent and the amount of each draft paid by the Letter of Credit Agent thereunder. Each Bank unconditionally and irrevocably agrees with the Letter of Credit Agent that, if a draft is paid whether prior to the Maturity Date or after the Maturity Date, under any Letter of Credit for which the Letter of Credit Agent is not reimbursed in full by the Borrowers in accordance with the terms of this Agreement, each Bank shall pay to the Letter of Credit Agent upon demand at the Lending Office an amount equal to such Bank's Percentage Interest of the unreimbursed amount of such draft or any part thereof. The Banks' obligations hereunder shall be absolute without regard to the occurrence of any Default or Event of Default, the lapsing of Maturity Date or the occurrence of any other condition precedent whatsoever.

         (ii) If the Letter of Credit Agent does not receive any payment from a Bank required under this section on the date such payment is due, such Bank shall pay to the Letter of Credit Agent, on demand, an amount equal to the product of (x) such amount, and (y) the daily average Federal Funds Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the Letter of Credit Agent multiplied by (z) a fraction the numerator of which is the number of days that have elapsed during such period and the denominator of which is 360. If any unreimbursed amount required to be paid by any Bank pursuant to this Section is not made available to the Letter of Credit Agent by such Bank within three Business Days after the date such payment is due, the Letter of Credit Agent shall be entitled to recover from such Bank, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Base Rate Advances hereunder. A certificate of the Letter of Credit Agent submitted to any Bank with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

        (iii) If, at any time after the Letter of Credit Agent has paid a draft under a Letter of Credit and has received from any Bank its pro rata share of such payment in accordance with this Section, the Letter of Credit Agent receives any payment (excluding any fees and other amounts paid pursuant to
Section 2.07(g)) related to such Letter of Credit (whether directly from the Borrowers or otherwise, including proceeds of collateral applied thereto by the Administrative Agent), or any payment of interest on account thereof, then the Letter of Credit Agent shall pay to the Administrative Agent, for the account of such Bank, its pro rata share thereof; provided, however, that if any such
                                       --------  -------
payment received by the Letter of Credit Agent is required to be returned by the Letter of Credit Agent, such Bank shall return to the Administrative Agent for the account of the Letter of Credit Agent, the portion thereof previously distributed to such Bank.

          (g) The Letter of Credit Agent shall notify the Borrowers of the date and amount of any draft presented under a Letter of Credit. The Borrowers agree to reimburse the Letter of Credit Agent on each such date for all amounts paid by the Letter of Credit Agent for the account of (i) such drafts so paid and
(ii) any Taxes, fees, charges or other costs or expenses incurred by the Letter of Credit Agent in connection with such payment. Each payment shall be made to the Letter of Credit Agent at its address for notices specified herein and in lawful money of the United States and immediately available funds. Interest shall be payable on any or all amounts remaining unpaid by the Borrowers under this subsection from the date such amounts become payable until payment in full at the rate which will be payable on Base Rate Advances at such time.

          (h) Each of the Borrowers' obligations under this Section shall be absolute and unconditional under any and all circumstances and without setoff, counterclaim or defense to payment which any Borrower may have or have had against the Letter of Credit Agent or any beneficiary of a Letter of Credit. Each of the Borrowers also agrees with the Letter of Credit Agent that the Letter of Credit Agent shall not be responsible for, and that the Borrowers' obligations under this Section shall not be affected by, among other things, the validity or genuineness of documents or any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged or any dispute between or among the Borrowers and any beneficiary of a Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrowers against any beneficiary of a Letter of Credit or any such transferee. The Letter of Credit Agent shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with a Letter of Credit, except for errors or omissions caused by the Letter of Credit Agent's gross negligence or willful misconduct. The Borrowers agree that any action taken or omitted by the Letter of Credit Agent in connection with a Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the state in which the principal office of the Letter of Credit Agent is located, shall be binding on the Borrowers and shall not result in any liability of the Letter of Credit Agent to the Borrowers.

          (i) If any draft shall be presented for payment of a Letter of Credit, the Letter of Credit Agent shall promptly notify the Borrowers, the Banks and the Administrative Agent of the date and amount thereof. The responsibility of the Letter of Credit Agent to the Borrowers in connection with any draft presented for payment under a Letter of Credit shall, in addition to any payment obligation expressly provided in a Letter of Credit, be limited to determining that the documents (including each draft delivered under a Letter of Credit in connection with such presentment) are in conformity on their face with such Letter of Credit.

          (j) To the extent that any provision of the Application, including any reimbursement provisions contained therein, related to a Letter of Credit is inconsistent with the provisions of this Section, the provisions of this Section shall prevail.

          SECTION 1.028.  Payments and Computations.  (a)  The Borrowers shall
                          -------------------------
make each payment hereunder and under any instrument and other Loan Document delivered hereunder (except as otherwise provided in any such instrument) due to any Bank or the Administrative Agent not later than 12:00 noon New York City time on the date when due, without set off or counterclaim, in lawful and freely transferable United States Dollars to the Administrative Agent at the Lending Office for the account of the Administrative Agent in same day funds. The Administrative Agent shall promptly disburse to the Banks funds of such type as it shall have received in the manner provided by this Agreement.

          (b) The Borrowers hereby authorize the Administrative Agent and each Bank, if and to the extent payment is not made when due hereunder or under any instrument delivered hereunder and the Borrowers have been given, or otherwise have, notice thereof, to charge from time to time against any or all of the Borrowers' accounts with the Administrative Agent or the Banks, as the case may be, any amounts so due, provided that, so long as a Default or Event of Default has occurred and is continuing, no such notice to the Borrowers shall be required. The Borrowers further agree that not later than 12:00 noon (New York City time) on each day on which a payment is due hereunder with respect to the Advance or under any Note, it will have in its account maintained with the Administrative Agent in New York City a credit balance at least equal to the total amount so due on such day.

          (c) All computations of interest and fees shall be made by the Administrative Agent, the Letter of Credit Agent and the Banks on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fee is payable except that interest in respect of the Base Rate shall be calculated on the basis of actual days elapsed over a 365/366 day year.

          (d) Whenever any payment to be made hereunder or under the Loan Documents shall be stated to be due, or the Interest Payment Date would otherwise occur on a day other than a Business Day, such payment shall be made, and the Interest Payment Date shall occur, on the next succeeding Business Day, and any such extension of time shall in all cases be taken into account in the computation of payment of interest due hereunder or otherwise; provided,
                                                               --------
however, if such extension would extend the Maturity Date or would cause such
- -------
payment to be made, or, in respect of an Interest Payment Date for any Advance bearing interest at a rate based on the LIBOR Rate, to occur in a new calendar month, such payment shall be made, and the Interest Payment Date shall occur on the preceding Business Day.

          (e) All parties to this Agreement acknowledge and agree that the Obligations shall be automatically decreased (without any further action of any Person being required) to the extent of any amounts received pursuant to Section 2.08(a) hereof by the Administrative Agent, the Mortgagee or any of the Banks under the Security Documents, as the case may be, which amounts the Administrative Agent or the Banks, as the case may be, may freely apply or cause to be applied to the repayment of the Obligations as provided in the Loan Documents. Except as otherwise expressly provided in the preceding sentence, the Security Documents shall not in any way negate or adversely affect the liabilities and Obligations which the Borrowers and any other party have under this Agreement and the other Loan Documents to the Banks, the Letter of Credit Agent or the Administrative Agent.

          SECTION 1.029.  Taxes.  (a)  Any and all payments made by the
                          -----
Borrowers under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future Taxes, except as required by Applicable Law. If any Taxes are required by Applicable Law to be deducted or withheld from any payment hereunder to the Administrative Agent, the Letter of Credit Agent or any Bank, the Borrowers shall (i) promptly notify the Administrative Agent, the Letter of Credit Agent or such Bank, as applicable, of such requirement,

(ii) deduct or withhold the full amount of such Taxes in a timely manner and pay such Taxes in a timely manner to the appropriate authorities, (iii) promptly forward to the Administrative Agent for its own account, the Letter of Credit Agent for its own account or the account of such Bank, as applicable, an official receipt or certified copy thereof or other documentary evidence satisfactory to the Administrative Agent, Letter of Credit Agent or such Bank evidencing such payment and (iv) except in the case of Bank Taxes, pay such additional amounts so that the amount received by the Administrative Agent, the Letter of Credit Agent or such Bank with respect to such payment, after the payment of such Taxes (including any Taxes on such additional amounts), equals the full amount such Administrative Agent, the Letter of Credit Agent or such Bank would have otherwise received with respect to such payment had no deduction or withholding been required. Further, if any Taxes (other than Bank Taxes) are asserted directly against the Administrative Agent, Letter of Credit Agent or any Bank with respect to any payment hereunder to the Administrative Agent, the Letter of Credit Agent or such Bank, the Administrative Agent, the Letter of Credit Agent or such Bank may pay such Taxes and the Borrower shall promptly pay such additional amounts (including any penalties, interest or expenses) so that the amount received by the Administrative Agent, Letter of Credit Agent or such Bank, after the payment of such Taxes (including any Taxes on such additional amounts), equals the full amount the Administrative Agent, the Letter of Credit Agent or such Bank would have otherwise received had no such Taxes been asserted. If the Borrower fails to pay to the appropriate authority any Taxes when due or fails to remit to the Administrative Agent, the Letter of Credit Agent or such Bank, as applicable, the required receipts evidencing payment of such Taxes, the Borrowers shall indemnify the Administrative Agent, the Letter of Credit Agent or such Bank for any Taxes that may become payable as a result of such failure.

          (b) The Borrowers shall not be required to pay any additional amounts to the Administrative Agent, Letter of Credit Agent or any Bank in respect of United States federal withholding taxes pursuant to Section 2.09(a) above if the obligation to pay such additional amounts would not have arisen but for a failure by such Bank to comply with the provisions of Section 2.09(c). In the event the Borrowers have actual knowledge that they are required to, or there arises, in the Borrowers' reasonable opinion, a substantial likelihood that the Borrowers will be required to, pay an increased amount or otherwise indemnify the Administrative Agent, the Letter of Credit Agent or any Bank for or on account of any Taxes pursuant to Section 2.09(a), the Borrowers shall promptly notify the Administrative Agent, the Letter of Credit Agent and such Bank of the nature of such Taxes and shall furnish such information to the Administrative Agent, the Letter of Credit Agent and such Bank as the Administrative Agent, the Letter of Credit Agent or such Bank may reasonably request. In the event the Borrowers provide the notice described in the preceding sentence, the Borrowers, the Administrative

Agent, the Letter of Credit Agent and each relevant Bank shall consult in good faith to determine what may be required to avoid or reduce such Taxes and shall each use reasonable efforts to avoid or reduce such Taxes (so long as such efforts result in no incremental costs to the Administrative Agent, the Letter of Credit Agent or such Bank, do not modify the terms of repayment of the Loans or materially disadvantage the Administrative Agent, the Letter of Credit Agent or such Bank).

          (c) Prior to the first payment to the Administrative Agent, the Letter of Credit Agent or any Bank under this Agreement, each Bank that is not incorporated under the laws of the United States, any State thereof or the District of Columbia shall deliver to the Borrowers and the Administrative Agent
(i) two duly completed copies of United States Internal Revenue Service Form 1001 or Form 4224 (or applicable successor form and any related forms as may from time to time be adopted to document a claim to which such form relates) and
(ii) a duly completed copy of United States Internal Revenue Service Form W-8 or W-9 (or applicable successor form and any related forms as may from time to time be adopted to document a claim to which such form relates). Such Bank shall certify that (x) in the case of any form provided pursuant to clause (i) of the preceding sentence it is entitled to receive payments hereunder without deduction or withholding of any United States federal income taxes and (y) in the case of any form provided pursuant to clause (ii) of the preceding sentence it is entitled to receive payments hereunder without deduction or withholding of any United States federal backup withholding taxes. Each such Bank also agrees to deliver further copies of said Form 1001, 4224, W-8 or W-9 (or applicable successor form and any related forms as may from time to time be adopted to document a claim to which such form relates), and any related certification as described in the preceding sentence, as the case may be, (i) on or before the date that any such form previously provided expires or becomes obsolete, (ii) after the occurrence of any event requiring a change in the most recent form previously provided unless, in any case, an event (including, without limitation, any change in a treaty, law or regulation) has occurred prior to the date on which delivery would otherwise be required that renders all such forms inapplicable or that would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank so advises the Borrowers and the Administrative Agent and the Letter of Credit Agent and (iii) upon reasonable request of the Borrower.

          (d) The Borrowers will indemnify the Administrative Agent and each Bank for the full amount of Taxes (other than Bank Taxes) payable by the Administrative Agent or such Bank, as the case may be, on any and all payments made hereunder or on any instrument delivered hereunder and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date the Administrative Agent or the Bank, as the case may be, makes written demand therefor with appropriate supporting documentation. The Administrative Agent or the Bank, as the case may be, to the extent practicable, shall notify the Borrowers before paying, or requiring the Borrowers to pay, any such Tax.

          (e) Within 30 days after the date of any payment of Taxes, the Borrowers will deliver to the Administrative Agent and each Bank satisfactory evidence of payment thereof. If no Taxes are payable in respect of any payment, the Borrowers will, at the reasonable request of the Administrative Agent on behalf of any Bank, as the case may be, deliver to the Administrative Agent a certificate from each appropriate taxing authority or any political subdivision thereof, or an opinion of counsel acceptable to the Administrative Agent, in a form reasonably acceptable to the Administrative Agent, stating, or other satisfactory evidence, that such payment is exempt from or not subject to Taxes.

          (f) Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in subsections (a) through (f) of this Section 2.09 shall survive the payment in full of the Obligations and the expiry of the Loan Documents.


SECTION 2.10.  Fees.  (a)  On the Agreement Date, the Borrowers shall pay solely
               ----
for the account of each Bank on the Agreement Date $52,104.17 representing the aggregate amount of any commitment fees and other fees owed the Banks accruing prior to the Agreement Date. The Borrowers shall pay the Administrative Agent, solely for the account of each Bank, on the date which is three months from the Agreement Date and quarterly thereafter, a non-refundable commitment fee (as to each Bank, its "IPO Commitment Fee") of one-half of one percent (1/2%) per annum of each such Bank's respective Commitment daily in respect of the unused portion of the Bank's IPO Commitment calculated quarterly in arrears from the Agreement Date. Notwithstanding anything to the contrary contained in this Agreement or in any other agreement, each Bank's IPO Commitment Fee and the fees described in the first sentence of this subsection shall be solely for the account of such Bank.

          (b) The Borrowers shall pay the Co-Agents for their own accounts on the Closing Date, and not later than the anniversary of such date of each year thereafter so long as any amount payable by the Borrowers hereunder remains outstanding, an annual agency fee in an amount mutually agreed between them.

          (c) (i) The Borrower shall pay a letter of credit fee to the Administrative Agent for the account of the Letter of Credit Agent. Upon receipt of the letter of credit fee, the Letter of Credit Agent shall distribute such fee to the Banks pro
                      ---
rata and without deduction.  The letter of credit fee shall be at the per annum
- ----
rate equal to the Applicable Margin (as determined in Section 2.04(b)(iii) on the average daily aggregate amount available to be drawn under the Letter of Credit for the period for which the fee is calculated. Such fee shall accrue from the date on which the Letter of Credit is issued and shall be payable quarterly in arrears commencing on December 31 and quarterly thereafter until the termination of the Letter of Credit. (ii) In addition to the foregoing fees and commissions, the Borrowers shall pay or reimburse the Letter of Credit Agent for such normal and customary costs and expenses as are incurred or charged by the Letter of Credit Agent in issuing, effecting payment under or amending any Letter of Credit.

          (d) On the Agreement Date, the Borrowers shall pay to the Administrative Agent an Availability Fee of Fifty-Three Thousand Seven Hundred Fifty Dollars ($53,750.00) which Availability Fee shall be shared by the Banks according to their respective Percentage Interests.

          (e) On the Effective Date, the Borrowers shall pay to the Administrative Agent an IPO Fee of Four Hundred Twenty Five Thousand Dollars ($420,000.00) which IPO Fee shall be shared by the Banks according to their respective Percentage Interests.

          SECTION 2.11.  Optional Reduction.  Upon at least four Business Days'
                         ------------------
notice, the Borrowers shall have the right to terminate, in whole or in part, the undrawn portion of Facility A. Any such partial terminations shall be in a minimum amount of $250,000 and integral multiples thereof. Reductions shall be applied ratably among the Banks' Commitments. Once terminated, the Borrowers shall have no right to reinstate such terminated Commitment.


                                  ARTICLE III.

                              CONDITIONS PRECEDENT

          SECTION 1.031.  Conditions Precedent to an Advance on the Agreement
                          ---------------------------------------------------
Date.  (a)  The obligations of the Banks to make an Advance on the Agreement
- ----
Date is subject to the conditions precedent that the Administrative Agent, the Letter of Credit Agent and the Banks shall have received on or before such Date, the following in form and substance satisfactory to the Administrative Agent, the Letter of Credit Agent and the Banks:

               (i) The Agreement, and the Notes each duly executed by the Borrowers.

               (ii) Each of the Security Documents, duly executed by the parties thereto.

               (iii) A certificate of each of the Secretary or an Assistant Secretary of each of the Borrowers, dated such Date, certifying that the Board of Directors (or the partners) of such Borrower has duly authorized the Transaction, the IPO, the Loan Documents and all the other transactions contemplated in and by this Agreement and the organizational documents of such Borrowers and by an official of the relevant Incorporation Jurisdiction, and evidence of the good standing of such Borrowers in its Incorporation Jurisdiction.

               (iv) A certificate of each of the Secretary or an Assistant Secretary of each Borrower dated such date, certifying the names and true signatures of the officers of such Borrower who are fully authorized to sign the Agreement and the other Loan Documents, and any other document to be delivered by or in respect of such Borrowers hereunder.

               (v) Proper financing statements or other filings, duly executed by each of the Borrowers under the Uniform Commercial Code or Applicable Law of all jurisdictions as the Administrative Agent may deem necessary or desirable in order to perfect the security interests created by the Security Documents in the Collateral covered thereby.

               (vi) Favorable opinions of Messrs. Dyer Ellis Joseph & Mills, and Panamanian counsel, special counsel for the Borrowers, dated such Date, in form and as to such matters as the Administrative Agent, the Letter of Credit Agent and the Banks may request.

               (vii) A favorable opinion of Messrs. Winthrop, Stimson, Putnam & Roberts, special counsel for the Administrative Agent, the Letter of Credit Agent and the Banks, in form and substance satisfactory to the Administrative Agent, the Letter of Credit Agent and the Banks.

               (viii) Evidence that all other actions have been taken which are necessary or, in the opinion of the Administrative Agent, desirable, to perfect or protect the first priority Liens in favor of the Administrative Agent or the Mortgagee for the benefit of the Banks in the Collateral.

               (ix) Each of the Banks shall be satisfied with the final terms and conditions of the transactions contemplated by the IPO, including without limitation all legal and tax aspects thereof; all documentation relating to such transactions shall be in form and substance satisfactory to the Banks; and a copy certified, as true and complete by the Secretary or an Assistant Secretary of Hvide, of each such document or filing as of such Date (together with all documents and consents, if any, to be delivered under each thereof), together with all exhibits, schedules and other documents furnished in connection therewith, and the opinions of counsel, if any, delivered to the Borrowers thereunder, together with a letter of such counsel addressed to the Banks to the effect that they each may rely upon such opinions as though an addressee thereof.

               (x) A list, certified by the chief financial officer of the Borrowers, as of the date hereof and, to the extent necessary supplemented as of the Agreement Date, of (1) all agreements of the Borrowers and of their Subsidiaries relating to any Indebtedness of the Borrowers or any Subsidiary, which Indebtedness, singly or in the aggregate, equals or exceeds Five Hundred Thousand Dollars ($500,000), specifying the amount of Indebtedness outstanding and which may be outstanding under each such agreement, (2) all consensual Liens and known Liens for Taxes, assessments or other governmental charges or levies, in each case on any vessel or other properties or assets of any kind, real or personal, tangible or intangible, of the Borrowers or any of its Subsidiaries and (3) any other Liens on any vessel or other properties or assets of any kind, real or personal, tangible or intangible, of the Borrowers or any of its Subsidiaries, having a value in each case equal to or greater than Five Hundred Thousand Dollars ($500,000), specifying the amount of such Liens in each case.

               (xi)  As to each Vessel:

                    (A) evidence satisfactory to the Administrative Agent, that each Borrower has good title to such Vessel owned by such Borrower and that each such Vessel is duly documented in the name and ownership of such Borrower under the laws and flag of the United States for the trade in which it is to engage or under the laws and flag of such other Country of Registry as may be approved by the Administrative Agent at the direction of the Majority Banks, free of recorded Liens except the Mortgage;

                    (B) evidence satisfactory to the Administrative Agent, that such Vessel and such other risks as may be required to be covered by the terms of the relevant Mortgage have been insured upon terms and with underwriters in respect of such events as may be acceptable to the Banks in their reasonable discretion and that the interest of the Mortgagee in any such insurances as assignee has been effected and will be noted by all underwriters, brokers and mutual clubs and associations concerned;

                    (C) letters of undertaking and opinions as to insurance coverage addressed to the Mortgagee and the Banks by relevant brokers, underwriters and mutual clubs and associations covering such Vessel's insurance policies and mutual club entries, in each case reasonably satisfactory to the Mortgagee and the Administrative Agent;

                    (D) as to new Vessels which are classed, a certificate of class (dated not more than ten (10) days prior to the Effective Date) evidencing that such Vessel is in class and classed in the highest classification for vessels of the same age and type by a classification society reasonably acceptable to the Banks, free of any outstanding recommendations affecting class;

                    (E) an appraisal of any such new Vessel completed in accordance with the provisions of Section 1.03 hereof not more than 30 days prior to the Effective Date;

                    (F) evidence satisfactory to the Administrative Agent that each of the Mortgages has been duly recorded at the Home Port of each of the Mortgaged Vessels and constitute a first "Preferred Mortgage" within the meaning of Chapter 313 of Title 46 of the United States Code.

               (xii) all governmental and third party consents and approvals necessary in connection with the Transactions and the transactions contemplated by the IPO shall have been obtained (without the imposition of any conditions that are not acceptable to the Banks) and shall be in full force and effect; all applicable waiting periods shall have expired without any action being taken by any competent authority; and no law or regulation shall be applicable in the judgment of the Banks that restrains, prevents or imposes materially adverse conditions upon the Transactions or transactions contemplated by the IPO. The Banks shall have completed a due diligence investigation of each Borrower and its Subsidiaries in scope and with results satisfactory to the Banks; and the Banks shall be satisfied with each Borrower's management and with the arrangements between the Borrowers and their respective managements including any management agreements, contracts, consulting agreements or similar agreements.

               (xiii) Each Borrower shall have satisfied the Banks that such Borrower is in compliance with all material environmental statutes and regulations and maintains adequate reserves in connection therewith, including without limitation if requested a Phase I report in respect of any facilities to be acquired as part of the transactions contemplated by the Acquisition Documents.

               (xiv) The Banks shall be satisfied that each Borrower and each of their Affiliates shall be able to meet its obligations under all employee and retiree welfare plans, that each Borrower's and each Affiliates' employee benefit plans are funded in accordance with the minimum statutory requirements, that no material "reportable event" (as defined in ERISA) has occurred as to any such employee benefit plan and that no termination of, or withdrawal from, any such employee benefit plan has occurred or is contemplated that could result in a material liability.

               (xv) The Banks (A) shall be satisfied with the terms and conditions of the IPO (B) shall have received a copy certified as true and complete by the Secretary or an Assistant Secretary or other appropriate officer of the Amended S-1, the prospectus and all of the other documents and consents, if any, delivered in connection therewith (C) shall have received evidence of gross receipt by Hvide of at least Eighty One Million Dollars ($81,000,000) in connection with the IPO (D) shall have received evidence that (x) the Senior Subordinated Note and the Indebtedness related thereto has been reduced to no more than Five Million Dollars ($5,000,000) if Hvide has raised gross proceeds of at least Ninety One Million Dollars ($91,000,000); or (y) if Hvide shall have raised gross proceeds of less than Ninety One Million Dollars, in the discretion of the Banks, the Senior Subordinated Note shall be reduced to no more than Fifteen Million Dollars ($15,000,000) and (E) shall have received evidence that the Junior Subordinated Noteholders and Hvide have entered into an Agreement whereby the Junior Subordinated Notes and the Indebtedness related thereto shall be retired and the Junior Subordinated Notes shall be redeemed or shall be converted into Class A or Class B shares of Hvide stock, and (F) shall have received evidence that the Acquisitions as described in Exhibit L shall have been completed in form and substance acceptable to the Banks.

               (xvi)  Unaudited, pro forma consolidated financial statements of
                                 ---------
     Hvide as of December 31, 1995, giving effect to the IPO and the financing contemplated hereby.

          SECTION 1.032.  Conditions Precedent to Each Advance and Letter of
                          --------------------------------------------------
Credit Following the Agreement Date.  The obligation of the Banks to make each
- -----------------------------------
Advance on a Drawdown Date and the Letter of Credit Agent to renew the Letter of Credit shall be subject to the further conditions precedent that on each Drawdown Date or Letter of Credit Renewal Date:

               (a) the following statements shall be true and correct, and the Administrative Agent on behalf of the Banks shall have received a certificate signed by a duly authorized officer of the Borrowers and dated the Drawdown

     Date of the Advance or Letter of Credit Renewal Date, as the case may be, to attest that:

                    (i) The representations and warranties of the Borrowers contained in this Agreement, the other Loan Documents are true and correct on and as of the Drawdown Date, as though made on and as of such date, and no Default or Event of Default has occurred and is continuing, or would result from such Advance, Letter of Credit or the Transaction; and

                   (ii) The Borrowers are, and immediately upon giving effect to the making of the Loan hereunder, shall be in compliance with their obligations under Section 5.01(e) hereof;

               (b) the Borrowers shall have paid or caused to be paid all fees required to be paid under this Agreement on prior to such Drawdown Date or Letter of Credit Renewal Date;

               (c) no material adverse change shall have occurred since December 31, 1995, in the business, operations, properties, prospects or condition (financial or otherwise) of any of the Borrowers or their Subsidiaries taken as a whole;

               (d) the Advance when added to previous Advances and such Letter of Credit when renewed are in an aggregate amount not greater than the aggregate available on undisbursed or undrawn sum of the then available Commitments of the Banks;

               (e) all corporate, organizational or other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by the Loan Documents and the Transaction shall be satisfactory in form and substance to the Administrative Agent, the Banks and their counsel; and

               (f) the Banks shall have received such other approvals, opinions, or documents as they may reasonably request.


                                   ARTICLE IV.

                         REPRESENTATIONS AND WARRANTIES

          SECTION 1.041.  Representations and Warranties of the Borrowers.  Each
                          -----------------------------------------------
of the Borrowers represents and warrants as follows:

          (a)  Due Existence; Compliance.  Each of the Borrowers is a
               -------------------------
corporation or limited partnership duly organized, validly existing and in good standing, where applicable under the laws of its Incorporation Jurisdiction and has all requisite power and authority under such laws to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted, and to execute, deliver and perform its obligations under the Loan Documents to which it is, or will be, a party. Each of the Borrowers and its Subsidiaries is duly qualified or licensed to do business as a foreign corporation or entity and is in good standing, where applicable, in all jurisdictions in which it owns or leases property (including vessels), or proposes to own or lease property (including vessels), or in which the conduct of its business, and the conduct of its business upon consummation of the Transaction, requires it to so qualify or be licensed, except to the extent that the failure to so qualify or be in good standing would have no material adverse effect on the business, operations, properties, prospects or condition (financial or otherwise) of any of the Borrowers and its Subsidiaries or the ability of any such Person to perform its obligations under any of the Loan Documents to which it is or may be a party. Each of the Borrowers and their Subsidiaries is in compliance in all material respects with all Applicable Law, rules, regulations and orders.

          (b)  Corporate Authorities; No Conflicts.  The execution, delivery and
               -----------------------------------
performance by each of the Borrowers of this Agreement and the other Loan Documents to which it is or will be a party are within its corporate or limited partnership powers and have been duly authorized by all necessary corporate and stockholder approvals or partnership approvals and (i) do not contravene its organizational documents or any law, rule, regulation, judgment, order or decree applicable to or binding on any of the Borrowers or their Subsidiaries and (ii) do not contravene, and will not result in the creation of any lien under, any provision of any contract, indenture, mortgage or agreement to which any of the Borrowers or their Subsidiaries is a party, or by which it or any of its properties are bound.

          (c)  Government Approvals and Authorizations.  No authorization or
               ---------------------------------------
approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by or enforcement against each of the Borrowers of the Loan Documents (except such governmental approvals or authorizations as have been duly obtained or made and remain in full force and effect).

          (d)  Legal, Valid and Binding.  Each of the Loan Documents to which
               ------------------------
any of the Borrowers is a party is, or upon delivery will be, the legal, valid and binding obligation of such Borrowers, enforceable against such Borrowers in accordance with its terms.

          (e)  Financial Information.  The consolidated annual audited balance
               ---------------------
sheet of the Borrowers as of December 31, 1995 (as updated on March 31, 1996) and the related statements of operations and changes in financial position of the Borrowers for the fiscal year then ended, copies of which have been furnished to the Administrative Agent, fairly present the consolidated financial condition of the Borrowers as of such date and the results of the operations of the Borrowers for the period ended on such date, all in accordance with GAAP consistently applied. There has been no material adverse change in the business, operations, properties or condition (financial or otherwise) of any of the Borrowers or any of its Subsidiaries taken as a whole since December 31, 1995.

          (f)  Litigation.  There is no pending or threatened action or
               ----------
proceeding affecting any of the Borrowers or any of their Subsidiaries by or before any court, governmental agency or arbitrator, which may materially adversely affect the condition, operations, business, prospects, properties or assets of the Borrowers or their Subsidiaries taken as a whole, or prohibit, limit in any way or materially adversely affect the consummation of the Transaction, including, without limitation, the ability of any of the Borrowers or their Subsidiaries to perform its respective obligations under the Loan Documents to which it is or may be a party, except as disclosed to the Banks in Schedule E.

          (g)  Immunities.  None of the Borrowers or any of their Subsidiaries,
               ----------
or the property of any of them, has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under Applicable Law.

          (h)  No Taxes.  There is no Tax or similar item imposed by the United
               --------
States, the States of New York or Florida or any other jurisdiction in which the Borrowers conduct business, or by any political subdivision of any of the foregoing, on or by virtue of the execution or delivery or enforcement of this Agreement or the Loan Documents or any other document to be furnished hereunder, including without limitation any document included in the Collateral.

          (i)  No Filing.  To ensure the legality, validity, enforceability or
               ---------
admissibility in evidence of this Agreement and the other Loan Documents in each of the Incorporation Jurisdictions and the States of New York or Florida or any other jurisdiction in which the Borrowers conduct business, it is not necessary that any Loan Document, or any other document related to any thereof except the Mortgages, be filed or recorded with any court or other authority in such jurisdiction, or that any stamp or similar tax be paid on or with respect to this Agreement or any of the other Loan Documents.

          (j)  Loan Document Representations and Warranties.  The
               --------------------------------------------
representations and warranties of the Borrowers in the Loan Documents were true and correct in all material respects when made, and are true and correct in all material respects on the date hereof as if made as of the date hereof.

          (k)  No Defaults.  There does not exist (i) any event of default, or
               -----------
any event that with notice or lapse of time or both would constitute an event of default, under any agreement to which any of the Borrowers or any of their Subsidiaries is a party or by which any of them may be bound, or to which any of their properties or assets may be subject which default would have a material adverse effect on the Borrowers and their Subsidiaries taken as a whole, or would materially adversely affect any of the Borrowers' ability to perform its obligations under the Loan Documents to which it is or may be a party, or (ii) any event which is a Default or Event of Default.

          (l)  Margin Regulations.  No part of the proceeds of the Loan will be
               ------------------
used for any purpose that violates the provisions of any of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System of the United States or any other regulation of such Board of Governors. Neither the Borrowers nor any of their Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, within the meaning of Regulations G, T, U and X issued by the Board of Governors of the Federal Reserve System of the United States.

          (m)  Investment Company Act.  None of the Borrowers is an "investment
               ----------------------
company" or a company "controlled" by an "investment company" (as each of such terms is defined or used in the Investment Company Act of 1940, as amended) of the United States.

          (n)  Taxes Paid.  (i)  Each of the Borrowers and their Subsidiaries
               ----------
(A) has filed or caused to be filed, or has timely requested an extension to file or has received from the relevant governmental authorities an extension to file, all material tax returns which are required to have been filed, and (B) has paid all Taxes shown to be due and payable on said returns or extension requests or on any assessments made against it or any of its properties, and all other Taxes, fees or other charges imposed on it or any of its properties by any governmental authority (other than those the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which appropriate reserves in conformity with GAAP have been provided on its books); and (ii) no tax liens have been filed and no claims are being asserted with respect to any such Taxes, fees or other charges other than those the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which appropriate reserves in accordance with GAAP have been provided on its books.

          (o)  Disclosure.  No representation, warranty or statements made or
               ----------
document or financial statement provided by any of the Borrowers or any Affiliate or Subsidiary thereof, in or pursuant to this Agreement, any other Loan Document, or in any other document furnished in connection with this Agreement, any other Loan Document or the Transaction, is untrue or incomplete in any material respect or contains any misrepresentation of a material fact or omits to state any material fact necessary to make any such statement herein or therein not misleading.

          (p)  The Security Documents.  The provisions of each of the Security
               ----------------------
Documents create in favor of the Administrative Agent or the Mortgagee under the Master Vessel Trust Agreement for the Banks a valid, binding and enforceable security interest and Lien in all right, title and interest in the Collateral therein described, and shall, upon execution by the parties thereto constitute a fully perfected first priority security interest in favor of the Banks and the Mortgagee on behalf of the Banks in all right, title and interest in such Collateral, subject in the case of (x) each Mortgage, to the recordation of the
            -------
Mortgage as described in the following sentence, (y) each Earnings Assignment, to notice being given to charterers and account parties and (z) each Insurance Assignment to notice being given to underwriters and protection and indemnity clubs, and their consent being obtained where policy provisions or club rules so require. Upon execution and delivery of a Mortgage by each of the Borrowers who are owners of a Mortgaged Vessel and the recordation of a Mortgage in the Home Port of such Vessel, the Mortgage for each such Vessel will be a first "preferred mortgage" within the meaning of Chapter 313 of Title 46 of the United States Code and will qualify for the benefits accorded a "preferred mortgage" under Chapter 313 of Title 46 of the United States Code and no other filing or recording or refiling or rerecording or any other act is necessary or advisable to create or perfect such security interests under such Mortgage or in the mortgaged property therein described. No consent, approval or authorization of any Person is necessary or desirable for the realization of the benefits afforded by the Security Documents or for enforcement of the rights and remedies therein contained by the Administrative Agent, the Mortgagee or the Banks.

          (q)  Good Title.  Each of the Borrowers has good title to its
               ----------
properties and assets, except for (i) as created hereby and permitted hereunder, existing or future Liens, security interests, mortgages, conditional sales arrangements and other encumbrances either securing Indebtedness or other liabilities of any of the Borrowers or any of their Subsidiaries; (ii) other than in respect of Collateral, Liens which the Borrowers in their reasonable business judgment has determined would not be reasonably expected to materially interfere with the business or operations of the Borrowers or their Subsidiaries as conducted from time to time, (iii) minor irregularities therein which do not materially adversely affect their value or utility; and (iv) Liens disclosed in Schedule F.

          (r)  ERISA.  None of the Borrowers nor any of their Subsidiaries, is
               -----
or has been subject to, or has any liability, or has incurred any liability of any sort whatsoever to any Person in respect of any plan within the meaning of, ERISA or the Code.

          (s)  Solvency.  Each of the Borrowers is on the date hereof, and at
               --------
all times will be, Solvent.

          (t)  Chief Executive Offices.  The chief executive offices of the
               -----------------------
Borrowers are located at Fort Lauderdale, Florida.

          (u)  Burdensome Provisions.  None of the Borrowers or any of their
               ---------------------
Subsidiaries is a party to or bound by any contract or applicable law, compliance with which will have a materially adverse effect on (a) the Borrowers and their consolidated Subsidiaries taken as a whole, or (b) any Loan Document to which any of the Borrowers is a party or (c) the Collateral.

          (v)  Pari Passu Status.  The Obligations of the Borrowers to the Banks
               -----------------
under the Loan Documents will at all times rank at least pari passu in priority
                                                         ---- -----
of payment with all of the Borrowers' other Indebtedness.

          (w)  Citizenship.  Each of Hvide and each Borrower owning a Vessel
               -----------
engaged in the coastwise trade of the United States is a "citizen of the United States" within the meaning of Section 2 of the Shipping Act, 1916, as amended, for purposes of engaging in the coastwise trade of the United States.


                                   ARTICLE V.

                           COVENANTS OF THE BORROWERS

          SECTION 1.051.  Affirmative Covenants.  So long as an Advance or any
                          ---------------------
other Obligation shall remain unpaid or any Bank shall have any Commitment under this Agreement, each of the Borrowers shall, unless the Administrative Agent on behalf of the Banks shall otherwise consent in writing in accordance with
Section 7.04, comply with each of the following affirmative covenants:

          (a)  Compliance with Laws.  Each of the Borrowers shall comply, and
               --------------------
cause each of their Subsidiaries to comply, in all material respects with Applicable Law, and to pay when due all Taxes, assessments and governmental charges imposed upon it or upon its properties, and all lawful claims and liabilities which, if unpaid, might by law become a Lien upon its properties, provided, however, that the Borrowers shall not be required to pay or discharge
- --------  -------
any such Tax, assessment, charge or claim that is being contested in good faith by appropriate proceedings properly instituted, diligently conducted and for which adequate reserves in conformity with GAAP have been provided. Each of the Borrowers will take such action and make such payments which may be required by any change in applicable laws affecting any of the Loan Documents, in whole or in part, so that it may continue to perform this Agreement, the Loan Documents and the other related documents in compliance with such laws.

          (b)  Use of Proceeds.  The Borrowers shall use all proceeds of the
               ---------------
Advances under this Agreement for the purposes set out in Recital 1 of this Agreement.

          (c)  Financial Information; Defaults.
               -------------------------------

               (i) Each of the Borrowers shall promptly inform the Administrative Agent of any event which is a Default or Event of Default, or any event which materially adversely affects its ability fully to perform any of its obligations under any Loan Document, or any Event of Default which has occurred and is continuing under any material agreement to which such Borrower or any of its Subsidiaries is a party;

              (ii) As soon as the same become available, but in any event within 90 days after the end of each fiscal year, the Borrowers shall deliver to the Administrative Agent on behalf of the Banks (x) audited consolidated financial statements of the Borrowers and their Subsidiaries in accordance with GAAP (y) unaudited consolidating financial statements reconciled to the audited financial statements and certified by Hvide's Chief Financial Officer and (z) a certificate of the chief financial officer of Hvide setting forth an audited calculation of the financial tests specified in Sections 5.01(d),(e) and Section 5.02 (i) in accordance with GAAP showing compliance therewith and stating that no Event of Default or Default has occurred and is continuing, or setting forth in detail any such Event of Default or Default and any steps being taken by the Borrowers to cure the same; all such audited consolidated financial statements shall be accompanied by an opinion thereon of independent certified public accountants of recognized national standing acceptable to the Administrative Agent, which opinion shall state that said financial statements fairly present the consolidated financial condition and results of operations of the Borrowers and their Subsidiaries as at the end of, and for, such fiscal year;

             (iii) As soon as the same become available and in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year, the Borrowers shall deliver to the Administrative Agent on behalf of the Banks unaudited consolidated and consolidating financial statements of the Borrowers and their Subsidiaries including statements of income, retained earnings and cash flow and consolidated balance sheets for such quarter in accordance with GAAP and (z) a certificate of the chief financial officer of Hvide, which certificate shall state that such financial statements fairly present the consolidated financial condition and results of the operations of the Borrowers and their Subsidiaries, as at the end of, and for, such period (subject to normal year end audit adjustments) in accordance with GAAP, consistently applied and set forth in reasonable detail a calculation of the financial tests specified in Sections 5.01(d) and (e) and Section 5.02 (i) in accordance with GAAP, showing compliance therewith and stating that no Event of Default or Default has occurred and is continuing, or setting forth in detail any such Event of Default or Default and any steps being taken by the Borrowers to cure the same;

              (iv) Not later than 30 days after the close of each month, beginning with the month ended December 31, 1994, monthly financial statements on a consolidating and consolidated basis of the Borrowers showing income statements, balance sheets, cash flows and actual cash position, together with a certificate of the Chief Financial Officer of Hvide stating that no Event of Default or Default has occurred and is continuing, or setting forth in detail any such Event of Default or Default and any steps being taken by the Borrowers to cure the same;

               (v) As soon as the same become available and in any event not later than January 15 of each year, the Borrowers shall deliver to the Administrative Agent on behalf of the Banks an annual business plan of the Borrowers on a consolidated basis for such fiscal year, financial projections for the Borrowers on a consolidated basis for three years including statements of income and cash flow, and balance sheets and the assumptions underlying such plan in reasonable detail, certified by the chief financial officer of the Borrowers as a reasonable forecast of the anticipated financial condition of the Borrowers and their Subsidiaries on a consolidated basis and business segment basis in respect of such fiscal years;

              (vi) Promptly upon their becoming available, the Borrowers shall deliver to the Administrative Agent copies of any registration statements and periodic reports which the Borrowers shall have filed with the SEC or any national securities exchange or market and, to the extent any of the Borrowers has notice of the same, any ratings (and changes thereto) of its debt by any rating agency or service in the United States;

             (vii) Promptly upon obtaining knowledge of the same give notice to the Administrative Agent, the Letter of Credit Agent and the Banks of any material litigation against, any of the Borrowers or their Affiliates or Subsidiaries;

            (viii) As soon as reasonably possible, in the event any of the Borrowers or any of their Subsidiaries incurs any liability under ERISA the Borrowers shall deliver to the Administrative Agent copies of all reports and notices which it or any of its Subsidiaries files under ERISA; and

              (ix) From time to time on request, the Borrowers shall furnish the Administrative Agent, the Letter of Credit Agent and the Banks with such information and documents respecting the condition of operations, financial or otherwise, of each of the Borrowers and its Subsidiaries, and provide access to the properties, accounts, books, records and agreements of such Borrowers or any Subsidiary or Affiliate, as the Administrative Agent or any of the Banks may reasonably require.

          (d)  Financial Covenants.  The Borrowers shall ensure that on a
               -------------------
consolidated basis:

               (i) At the end of each of Hvide's fiscal quarters, the ratio of Hvide's EBITDA to Interest Expense; shall not be less than the amounts listed below, for the respective period:

                      Quarterly Periods           Ratio
                      -----------------           -----

                  12/31/95 to 6/29/96             1.70
                  6/30/96 to 12/30/96             2.00

                  12/31/96 to 9/29/97             2.30
                  9/30/97 to 9/29/98              2.75

                  9/30/98 and, thereafter         3.00


              (ii) From the Effective Date, at all times Hvide's minimum Liquidity shall be not less than $3,000,000.

             (iii) At all times Hvide's maximum Leverage Ratio shall be no greater than the ratios listed below:

                           Period                 Ratio
                           ------                 -----

                  12/31/95 to 6/29/96             5.25
                  6/30/96 to 9/29/97              3.00

                  9/30/97 and thereafter          2.50


              (iv) At the end of each of Hvide's fiscal quarters, for such quarter taken together with the immediately preceding three fiscal quarters; the ratio of Hvide's Consolidated Indebtedness to EBITDAR shall not be greater than the amount shown below for the respective periods:

                         Test Period
                  (Fiscal Quarters Ending)        Ratio
                  ------------------------        -----

                  12/31/95 to 2/28/96             7.00
                  2/29/96 to 6/29/96              6.50
                  6/30/96 to 12/30/96             5.50
                  12/31/96 to thereafter          5.00


               (v) At the end of each of Hvide's fiscal quarters, for such quarter taken together with the three immediately preceding fiscal quarters, the ratio of Hvide's Consolidated Cash Flow to Consolidated Financial Obligations shall not be less than the amount shown below for the respective period:


                         Test Period
                      (Quarters Ending)           Ratio
                      -----------------           -----
                  12/31/95 to 6/29/96             1.00

                  6/30/96 to 12/30/96             1.10
                  12/31/96 to 9/29/97             1.15
                  9/30/97 to 9/29/98              1.25
                  9/30/98 and thereafter          1.25


              (vi) Notwithstanding the foregoing, for the period from the Effective Date until the first day of the last quarter following the Effective Date, all calculations made under this Section 5.01(d) shall be made using Hvide's Pro Forma Consolidated Historical Financial Statements as presented in the Amended Form S-1 giving effect to the proposed IPO and Acquisitions. Thereafter, the Administrative Agent shall use the Borrowers' most recent quarterly financial statements for purposes of determining whether the foregoing tests have been met.

          (e)  Collateral Maintenance and Valuation.  (i)  The Borrowers
               ------------------------------------
shall ensure that at all times on and after the first Drawdown Date the aggregate amount of unpaid principal in respect of Facilities A, B, and F and the undrawn amounts of any Letters of Credit, issued in respect of Facilities C and D and Unreimbursed Letter of Credit Obligations ("Total Outstandings") will be less than the sum of (1) 75% of the Aggregate Fair Market Value of all Mortgaged Vessels (provided that as to the SEABULK AMERICA, the value for such Vessel shall not be greater than the maximum amount of the Mortgage on such Vessel), (2) 80% of all Eligible Receivables and (3) other such unencumbered material assets reasonably acceptable to the Banks and pledged to the Banks on a first priority basis as security at such advance rates as shall be determined reasonably by the Banks (collectively the "Pledged Collateral"). At any time the Borrowers fail to satisfy the test prescribed in the preceding sentence, the Borrowers will promptly either (a) provide additional collateral reasonably acceptable to the Banks or (b) make a mandatory prepayment in respect of Facilities A, B, or F or cause any Letter of Credit to be reduced or terminated in the case of Facilities C and D sufficient to comply with the test in the preceding sentence.

         (ii) For purposes of covenant testing the Fair Market Value of each such Mortgaged Vessel shall be the most recent value determined pursuant to Section 1.03 hereof provided that the value of a Mortgaged
                                -------------
Vessel which is a Total Loss shall be zero unless (a) such Total Loss is covered by valid and effective uncontested insurance complying with the requirements of the Mortgage for such Mortgaged Vessel and the Loss Termination Date has not passed; or (b) such Total Loss has been replaced by a Substitute Vessel pursuant to Section 2.05(d)(2) and such additional collateral as may be required by Section 2.05(d)(3) hereof and all of the requirements of the Administrative Agent in connection therewith have been fulfilled and complied with to the satisfaction of the Administrative Agent.

        (iii) At any time that the Borrowers demonstrate to the reasonable satisfaction of the Banks for each fiscal quarter after the Effective Date that the ratio of Total Outstandings to the Pledged Collateral is less than fifty percent (50%), the Banks agree that in respect of the then next following quarter (A) the requirement for a pledge or mortgage on all Vessels acquired after the Closing Date (except for the Vessels listed in Exhibit L hereto which are required to be mortgaged pursuant to Amendment No. 2) is waived (provided however, that there shall be no release of
                  -------- -------
existing Mortgaged Vessels) and (B) the restriction on contributing Mortgaged Vessels to joint ventures and partnerships will be relaxed for such next following quarter from two percent (2%) to five percent (5%). However, if the ratio of Total Outstandings to the Pledged Collateral is equal to or greater than fifty percent (50%) in successive quarters, the requirement for a pledge or mortgage on all Vessels acquired after the Closing Date will be re-imposed and the restriction on future contributions of Mortgaged Vessels to joint ventures and partnerships will be reduced to two percent (2%).

          (f)  Insurance.  Each of the Borrowers shall, and shall cause
               ---------
each of its Subsidiaries to, insure and keep insured, with financially sound and reputable insurers, so much of its properties, in such amounts and against such risks, as to all the foregoing, in each case, reasonably satisfactory to the Administrative Agent on behalf of the Banks and as are usually and customarily insured by companies engaged in a similar business with respect to properties of a similar character (other than with respect to Vessels which shall be insured as provided in the Mortgages).

          (g)  Access to Books and Records.  Each of the Borrowers shall
               ---------------------------
permit the Administrative Agent or its authorized representatives, promptly upon request, to make such inspection, examination, copy and audit of its properties, books, records and accounts and those of its Subsidiaries as the Administrative Agent or its authorized representative may reasonably deem necessary or appropriate in connection with this Agreement or any of the Loan Documents.

          (h)  Good Standing.  Each of the Borrowers shall remain a
               -------------
corporation or limited partnership duly organized and in good standing under the laws of its Incorporation Jurisdiction.

          (i)  Keeping of Books and Records.  The Borrowers shall keep
               ----------------------------
proper books of record and accounts, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrowers and its Subsidiaries, respectively, in accordance with GAAP consistently applied, or as otherwise required by applicable rules and regulations of any governmental agency or regulatory authority having jurisdiction over the Borrowers and its Subsidiaries, respectively, and as required.

          (j)  Solvency.  The Borrowers shall procure that each of them is,
               --------
and shall be, at all times Solvent.

          (k)  Notice of Litigation.  The Borrowers shall promptly give
               --------------------
notice in writing to the Administrative Agent of all litigation and of all proceedings before any governmental or regulatory agency affecting itself which, if adversely determined, would materially adversely affect the condition, financial or otherwise, of the Borrowers.

          (l)  Further Assurances.  The Borrowers shall, from time to time
               ------------------
upon the request of the Administrative Agent on behalf of any Bank, accept for cancellation any Note or Notes held by and payable to such Bank, and thereupon the Borrowers shall execute and deliver to the Administrative Agent on behalf of such Bank, payable to it and its registered assigns, a substitute Note or Notes, prepared and delivered to the Borrowers by the Administrative Agent, in like form and total aggregate amount as the canceled Note or Notes, but in any denomination not smaller than One Million Dollars ($1,000,000) or such lesser amount as such Bank may request as shall constitute the outstanding principal of all outstanding Notes held by such Bank. The Borrowers shall do all things necessary to grant to, and maintain in favor of, the Administrative Agent or the Mortgagee on behalf of the Banks a valid, first priority security interest in the Collateral, and to maintain each of the Loan Documents as legal, valid and binding obligations, enforceable in accordance with their respective terms by the Administrative Agent, the Mortgagee, the Banks, as the case may be. The Borrowers shall take such other actions and deliver such instruments as may be necessary or advisable, in the opinion of the Administrative Agent on behalf of the Banks, to protect the security interest created in the Collateral, and the rights and remedies of the

Banks and the Mortgagee as the case may be, under the Loan Documents.

          (m)  Acquired Vessels.  All vessels acquired by any of the
               ----------------
Borrowers after the Closing Date will be pledged or mortgaged to the Banks as Mortgaged Vessels except as otherwise provided in Section 5.01(e) hereof.

          (n)  Cash Management.  The Borrowers shall maintain cash
               ---------------
management systems acceptable to the Administrative Agent, and the collection accounts for payment of earnings of Mortgaged Vessels shall be subject to a first perfected priority lien in favor of the Administrative Agent on behalf of the Banks.

          (o)  Cash Collateral.  In the event the face amount of the Letter
               ---------------
of Credit exceeds the amount to which the Letter of Credit should have been reduced as set forth in Section 2.07(b), the Borrowers shall deposit additional funds in the Cash Collateral Account equal to such excess amount.

          (p)  Contracts.  The Borrowers shall comply with the terms of all
               ---------
contracts to which any of them is a party or by which any of them or any of their properties may be bound, except that this Section 5.01(p) shall not apply to any non-compliance that (a) has been excused or waived under the relevant contract or (b) either alone or when aggregated with all other such non-compliances, would not have a materially adverse effect on the Borrowers and their consolidated Subsidiaries taken as a whole.

          (q)  Corporate Structure.  The Borrowers shall (i) maintain Hvide
               -------------------
as a publicly traded company as contemplated by the Amended S-1; and (ii) ensure that the Hvide stock is always entitled to be traded on public markets of the United States and is not censored by any exchange, the SEC or comparable organization.

          SECTION 1.052.  Negative Covenants.  So long as any Advance or
                          ------------------
any other Obligation shall remain unpaid or any Bank shall have any Commitment, the Borrowers shall not, unless the Administrative Agent on behalf of the Banks shall otherwise consent in writing in accordance with
Section 7.04:

          (a)  Mergers, Acquisitions, etc.  Acquire the capital stock of
               --------------------------
any Person, or merge or consolidate with or into, or permit any of its Subsidiaries to do so, except that (x) any Subsidiary of the Borrowers may
                       ------ ----
merge or consolidate with or into, or transfer assets to the Borrowers, or
(y) any Subsidiary of the Borrowers may merge or consolidate with or into, or transfer assets to, or acquire assets of, any other Subsidiary of the Borrowers, and any Borrower may cause the change of its Incorporation Jurisdiction by way of merger or otherwise, upon consent of the Majority Banks;

          (b)  Liens.  Permit Liens on the Consolidated Assets of the
               -----
Borrowers other than (i) those existing on the Closing Date which are approved by the Banks, (ii) those permitted under the Mortgages, and (iii) anticipated Indebtedness described in Exhibit D hereto;

          (c)  Restricted Payments.  Make any payment of cash, property or
               -------------------
other assets in respect of any shares of any class of capital stock; including but not limited to, dividends or other distribution or payment of assets property, rights, obligations or securities on account of any of its shares of capital stock; and not make any voluntary prepayment of indebtedness other than Obligations under this Agreement.

          (d)  Business Change.  Make or permit any material change to
               ---------------
occur in the nature, or conduct of business of the Borrowers and their Subsidiaries, taken as a whole, as conducted on the date hereof;

          (e)  Guarantees.  Assume, guarantee, endorse, agree to purchase
               ----------
or repurchase or provide funds in respect of, or otherwise become or be, or remain directly or contingently liable upon any Indebtedness, obligation or dividend of, any other Person, firm, corporation or enterprise, except (i) those which when aggregated with the additional indebtedness permitted under Section 5.02(j), do not exceed the requirements set forth in 5.02(j) in principal amount or on a present value discounted basis; (ii) endorsements of negotiable instruments for deposit or collection in the ordinary course of business; (iii) the Hvide guarantee of an existing letter of credit in the amount of Seven Million Dollars ($7,000,000) issued by California Federal Savings Bank and the Hvide guarantee to OMI, Corp. relating to existing receivables financing for Ocean Specialty Tankers Corporation or any replacement of such guarantee or letter of credit not exceeding the amounts of each on the date hereof; and (iv) guarantees of the obligations of Subsidiaries which are not otherwise prohibited by this Agreement;

          (f)  Transactions with Officers, Directors and Shareholders.
               ------------------------------------------------------
Enter or permit any of its Subsidiaries to enter into any transaction or agreement, including but not limited to any lease, Capital Lease, purchase or sale of real property, purchase of goods or services, with any Subsidiary, Affiliate or any officer, or director of the Borrowers or of any such Subsidiary or Affiliate, or any record or known beneficial owner of equity securities of any such Subsidiary, any known record or beneficial owner of equity securities of any such Affiliate or the Borrowers, or any record or beneficial owner of at least five percent (5%) of the equity securities of the Borrowers, except (i) on terms that are no less favorable to the Borrowers or the relevant Subsidiary than those that could have been obtained in a comparable transaction by the Borrowers or such Subsidiary with an unrelated Person; (ii) between Subsidiaries or between the

Borrowers and Subsidiaries which are consolidated for financial reporting purposes with the Borrowers;

          (g)  Compliance with ERISA.  Become party to any prohibited
               ---------------------
transaction, reportable event, accumulated funding deficiency or plan termination with respect to any plan as to which there is an insufficiency, all within the meaning of ERISA and the Code, nor permit any Subsidiary to do so;

          (h)  Investment Company.  Be or become an investment company
               ------------------
subject to the registration requirements of the Investment Company Act of 1940, as amended, or permit any Subsidiary to do so;

          (i)  Expenditures for Capital Assets.  Purchase or otherwise
               -------------------------------
acquire (including, without limitation, entering into capital leases), or commit to purchase or otherwise acquire, any fixed or capital asset or otherwise make or incur obligations for capital expenditures (including without limitation, acquisitions, joint venture investments, acquisitions of equity or other investments in excess of Ten Million Dollars ($10,000,000) for each calendar year, and over the term of the Loan, in excess of Permitted Capital Expenditures.

          (j)  Additional Indebtedness.  Incur additional Indebtedness
               -----------------------
except for (i) existing Indebtedness listed in Schedule F; (ii) trade debt and similar obligations incurred in the ordinary course of business; (iii) anticipated Indebtedness listed in Exhibit D hereto; (iv) Indebtedness not to exceed Ten Million Dollars ($10,000,000) in principal amount which is permitted in connection with Permitted Capital Expenditures.

          (k)  Place of Business, Etc.  Change its principal place of
               -----------------------
business or chief executive offices without first (i) giving the Administrative Agent at least 30 days advance written notice thereof and
(ii) executing and filing Uniform Commercial Code financing statements, in form and substance satisfactory to the Administrative Agent, in such jurisdiction or jurisdictions as the Administrative Agent shall request;

          (l)  Organizational Documents.  Amend its articles of
               ------------------------
incorporation (or similar organizational documents) or by-laws, or permit any Subsidiary to do any of the foregoing (except for such amendments as shall not adversely affect the rights and remedies of the Administrative Agent or any Bank);

          (m)  Management Contracts.  Enter into any material changes to
               --------------------
the management or management contracts in connection with any Vessels without the consent of the Administrative Agent, which consent shall not unreasonably be withheld;

          (n)  Contribution to Joint Ventures.  Contribute Mortgaged
               ------------------------------
Vessels to joint ventures or partnerships except for those Vessels in joint ventures at the Closing Date and (over the life of the Transaction) vessels valued at no more than a two percent (2%) in the aggregate of the total value of Mortgaged Vessels at the time of their contribution to such joint venture or partnership.

          SECTION 1.053.  Cash Collateral Account.  (a)  When required by
                          -----------------------
the terms of this Agreement, the Borrowers will establish and maintain at Citibank, N.A. at 399 Park Avenue, New York, New York, 10043 under the Administrative Agent's sole dominion and control, a special cash account (the "Cash Collateral Account").

          (b) For so long as no Default or Event of Default has occurred or is continuing hereunder, the Administrative Agent agrees to make Permitted Investments with the funds in such account upon the instruction of the Borrowers. Absent instruction from the Borrowers, the Administrative Agent shall have no obligation to make such Permitted Investments. Any losses which result in a shortfall of the amount necessary to pay the next maturing installment of principal and interest shall be for the account of the Borrowers.

          (c) The Administrative Agent on behalf of the Banks and the Letter of Credit Agent shall have rights of setoff and a security interest and charge in the Cash Collateral Account. If any Default or Event of Default shall have occurred and be continuing, all amounts then on deposit or at any time thereafter deposited in the Cash Collateral Account in lieu of being released shall, in the sole discretion of the Administrative Agent, be retained by the Administrative Agent, and/or from time to time applied by the Administrative Agent against, any or all of the Obligations as such Obligations become due and payable, whether by acceleration or otherwise.

          (d) Any funds remaining in the Cash Collateral Account or after the Loan and all Obligations have been repaid shall be released to the Borrowers.


                                ARTICLE VI.

                                  DEFAULT

          SECTION 1.061.  Events of Default.  If any of the following
                          -----------------
events ("Events of Default") shall occur and be continuing:

          (a) Any of the Borrowers shall fail to pay any installment of principal of the Loan when due, or interest with respect to the Loan within three Business Days after an Interest Payment Date, or fees with respect to the Loan within three Business Days after the date on which such fee is due or any other amounts with respect to the Loan within three Business Days of the notice demanding payment thereof; or

          (b) Any representation or warranty made by or on behalf of any of the Borrowers under or in connection with this Agreement or any of the other Loan Documents shall prove to have been incorrect in any material respect when made; or

          (c) Any of the Borrowers shall fail to perform or observe any covenant contained in Section 5.01(d), (e), (f), (j), (k), (l), (n) or (q),
Section 5.02, or Section 5.03 of this Agreement on its part to be performed or observed; or

          (d) Any of the Borrowers shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or any of the other Loan Documents (other than any Mortgage) on its part to be performed or observed and, in each case, any such failure shall remain unremedied for 30 days after written notice thereof shall have been given to the Borrowers by the Administrative Agent or any Bank; or

          (e) Any of the Borrowers shall fail to pay any amount or amounts due in respect of material Indebtedness of such Borrower when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; or any other default under one or more agreements or instruments relating to Indebtedness of such Borrower or such Subsidiary, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease shall be required to be made, in each case prior to the stated maturity thereof; or

          (f) (1) Any of the Borrowers shall (A) generally not pay its debts as such debts become due, (B) threaten to stop making payments generally, (C) admit in writing its inability to pay its debts generally,
(D) make a general assignment for the benefit of creditors, (E) not be Solvent or (F) be unable to pay its debts;

          (2) Any proceeding shall be instituted in any jurisdiction by or against any of the Borrowers or any of its material Subsidiaries (A) seeking to adjudicate it a bankrupt or insolvent, (B) seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or (C) seeking the entry of an administration order, an order for relief, or the appointment of a receiver, trustee, or other similar official, for it or for any substantial part of its property; or

          (3) Any of the Borrowers or any of their Subsidiaries shall take any corporate action to authorize any of the actions set forth above in subparagraph (f)(2) of this Section 6.01; or

          (g) One or more judgments or orders shall be rendered against any of the Borrowers or any of their Subsidiaries for the payment of money, singly or in the aggregate, in excess of One Hundred Fifty Thousand Dollars ($150,000) which amounts are not covered by valid insurance policies and either (i) enforcement proceedings to sell assets have been commenced by any creditor upon such judgment or order or (ii) there shall have elapsed any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not have been in effect; or

          (h) Any governmental authority or any Person or entity acting or purporting to act under governmental authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or substantially all of the property of any of the Borrowers or of any of their Subsidiaries which are material to the assets or business of the Borrowers on a consolidated basis, or shall have taken any action to displace the management of the Borrowers or of any of their Subsidiaries which are material to the assets or business of the Borrowers on a consolidated basis, or to curtail its authority in the conduct of the business of any of the Borrowers or of any of their Subsidiaries which are material to the assets or business of the Borrowers on a consolidated basis; or

          (i) After delivery thereof to the Administrative Agent, the Banks, or the Mortgagee, the Administrative Agent, the Banks or the Mortgagee shall for any reason (except to the extent permitted by the terms thereof) not have a valid and perfected first priority security interest in any of the Pledged Collateral purported to be covered by any of the Security Documents which results in a default in the performance of the Borrowers' obligations under Section 5.01(e); or

          (j) An "event of default" shall have occurred and be continuing under any Mortgage; or

          (k) The Borrowers shall take any action in connection with any charter or other operation of any Vessel which shall impair the security interests of the Administrative Agent or the Mortgagee created or purported to be created by any related Earnings Assignment or Insurance Assignment; or

          (l) Any material provision of the Loan Documents after delivery thereof shall for any reason cease to be in full force and effect, or any party thereto shall so state in writing; or

          (m)  There shall have occurred a Change of Control.

          SECTION 1.062.  Application of Proceeds.  All payments received
                          -----------------------
and amounts held or realized by the Administrative Agent, or delivered to the Administrative Agent by the Mortgagee, in respect of any of the Loan Documents and the Collateral (or any proceeds thereof) after an Event of Default shall have occurred and so long as an Event of Default shall be continuing shall promptly be distributed by the Administrative Agent in the following order of priority:

          First, so much of such payments or amounts as shall be
          -----
     required to pay the Administrative Agent, the Letter of Credit Agent and the Mortgagee for any Tax, expense, charge or other loss incurred by the Administrative Agent, the Letter of Credit Agent or the Mortgagee to the extent not previously reimbursed (including, without limitation, the expenses of any sale, taking or other possession, attorneys' fees and expenses, court costs and any other expenditures incurred or expenditures or advances made by the Administrative Agent, the Letter of Credit Agent or the Mortgagee in the protection, exercise or enforcement of any right, power, or remedy or any damages sustained by the Administrative Agent or the Mortgagee, liquidated or otherwise upon such Event of Default) and to pay any other Obligations arising hereunder or under any of the other Loan Documents to the Administrative Agent, the Letter of Credit Agent and the Mortgagee shall be applied by the Administrative Agent in payment of such expenses;

          Second, so much of such payments or amounts as shall be required
          ------
     to reimburse the Banks ratably in accordance with their respective Percentage Interests for all outstanding amounts in respect of (i) accrued and unpaid interest, Breakage Costs, and then (ii) outstanding principal of each Advance until paid in full, with any amounts remaining to be applied in accordance with clause Third below;
                                                       -----

          Third, so much of such payments or amounts as shall be required
          -----
     to reimburse the Banks ratably in accordance with their respective Percentage Interests for all other amounts owing in respect of any Obligations other than those specified in paragraph Second above; and
                                                         ------

          Fourth, the balance, if any, of such payments or amounts
          ------
     remaining thereafter shall be distributed to the Borrowers.

                                ARTICLE VII.

                       RELATION OF BANKS, ASSIGNMENT
                             AND PARTICIPATIONS

          SECTION 1.071.  Banks and Administrative Agent.  The general
                          ------------------------------
administration of this Agreement and the Loan Documents shall be by the Administrative Agent, and each Bank hereby authorizes and directs the Administrative Agent to take such action (including without limitation retaining lawyers, accountants, surveyors or other experts) or forbear from taking such action as in the Administrative Agent's reasonable opinion may be necessary or desirable for the administration hereof (subject to any direction of the Majority Banks and to the other requirements of Section
7.04 hereof). The Administrative Agent shall inform each Bank, and each Bank shall inform the Administrative Agent, of the occurrence of any Event of Default promptly after obtaining knowledge thereof; however, unless it has actual knowledge of an Event of Default, each of the Administrative Agent, the Letter of Credit Agent and the Banks may assume that no Event of Default has occurred.

          SECTION 1.072.  Pro Rata Sharing.  All commissions, fees,
                          ----------------
interest and payments received by the Administrative Agent or any Bank under the terms of this Agreement and the other Loan Documents and all expenses arising from the administration hereof or the enforcement of any security and any sum realized therefrom or from any setoff (other than sums applied to the payment of expenses or for reimbursement of expenses paid) for which provision for allocation and payment is not otherwise provided for herein or therein shall be divided pro rata among the Banks in
                                       --- ----
accordance with their Percentage Interests set forth on the signature pages hereof or, if applicable, in the Register. Notwithstanding the foregoing, nothing herein shall be construed to prevent Citibank, N.A. or The First National Bank of Boston from receiving solely for its own account as neither Bank, Administrative Agent, Co-Agent nor Letter of Credit Agent hereunder, such other fees and payments in respect of the Transaction as it may mutually agree with the Borrowers. Each Bank shall pay to the Administrative Agent promptly on demand any sums payable by such Bank hereunder. Under no circumstances shall the Administrative Agent be obligated to expend its own funds for the protection of the interests of the Banks, but the Administrative Agent shall be entitled to be indemnified hereunder by the Banks in accordance with their Percentage Interest prior to taking any action or expending any funds.

          SECTION 1.073.  Setoff.  Any Bank which shall receive payment of
                          ------
or on account of all or part of its claim against the Borrowers hereunder through the exercise of any right of setoff, counterclaim, banker's lien, or secured claim under any bankruptcy statute in a greater proportion than its Percentage Interest shall promptly notify the Administrative Agent thereof as set forth in Section 8.05 hereof and shall be deemed to have purchased immediately prior to such payment a ratable proportion of the claims of the other Banks so that all recoveries of principal and interest shall be shared by the Banks in accordance with their respective Percentage Interests. If all or any portion of such excess payment is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored of such recovery, but without interest.

          SECTION 1.074.  Approvals.  Upon any occasion requiring or
                          ---------
permitting an approval of any amendment or modification or any consent, waiver, declaring an Event of Default or taking any action thereafter, or any other action on the part of the Administrative Agent or the Banks under any of the Loan Documents, (1) action may (but shall not be required to) be taken by the Administrative Agent for and on the behalf or for the benefit of all Banks, provided (A) that no contrary direction of the Majority Banks
              --------
shall have been previously received by the Administrative Agent, and (B) that the Administrative Agent shall have received consent of the Majority Banks to enter into any written amendment, waiver or modification of the provisions of any of the Loan Documents, or to consent in writing to any material departure from the terms of any Loan Documents by the Borrowers or any other party thereto or (2) action shall be taken by the Administrative Agent upon the direction of the Majority Banks, and any such action shall be binding on all Banks; provided further, however, that unless all of the
                         -------- -------  -------
Banks agree in writing thereto, no amendment, modification, waiver, consent or other action with respect to any of the Loan Documents shall be effective which (a) increases the Commitment, increases the Percentage Interest of any of the Banks or increases the Aggregate Amount, (b) reduces any commission, fee, principal or interest owing to any Bank hereunder or the method of calculation of any thereof, (c) extends Maturity Date, the expiry date of any Letter of Credit or any other date on which any sum is due hereunder, including, without limitation, the date or amount of any prepayment required hereunder, (d) releases any Collateral, guaranty or other security, (e) amends, waives or modifies the provisions of Section 5.01(e) hereof, or (f) amends the provisions of this Section 7.04 or the definition of Majority Banks.

          SECTION 1.075.  Exculpation.  The Administrative Agent shall not
                          -----------
be liable or answerable for anything whatsoever in connection with any of the Loan Documents or other instrument or agreement required hereunder or thereunder, including responsibility in respect of the execution, delivery, construction or enforcement of any of the Loan Documents or any such other instrument or agreement, or for any action taken or not taken by the Administrative Agent in any case involving exercise of any power or authority conferred upon the Administrative Agent under any thereof, except for its wilful misconduct or gross negligence, and the Administrative Agent shall have no duties or obligations other than as provided herein and therein. The Administrative Agent shall be entitled to rely on any opinion of counsel (including counsel for any of the Borrowers or any of their Subsidiaries) in relation to any of the Loan Documents or any other instrument or agreement required hereunder or thereunder and upon writings, statements and communications received from the Borrowers or any of its Subsidiaries (including any representation made in or in connection with any Loan Document), or from any other party to any of the Loan Documents or any documents referred to therein or any other Person, firm or corporation reasonably believed by it to be authentic, and the Administrative Agent shall not be required to investigate the truth or accuracy of any writing or representation, nor shall the Administrative Agent be liable for any action it has taken or omitted in good faith on such reliance.

          SECTION 1.076.  Indemnification.  Each Bank agrees to indemnify
                          ---------------
the Administrative Agent, except to the extent reimbursed by the Borrowers and except in the case of any suit by any Bank against the Administrative Agent resulting in a final judgment against the Administrative Agent, ratably according to its Percentage Interest against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursement of any kind or nature whatsoever (except to the extent the foregoing result from the Administrative Agent's gross negligence or wilful misconduct) which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of (y) any of the Loan Documents or any other instrument or agreement contemplated hereunder or thereunder or (z) any action taken or omitted by the Administrative Agent under any of the Loan Documents or such other instrument or agreement.

          SECTION 1.077.  Administrative Agent, Co-Agents and Letter of
                          ---------------------------------------------
Credit Agent as Bank.  Each of the Administrative Agent, the Co-Agents and
- --------------------
the Letter of Credit Agent shall, in its individual capacity, have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not an agent; the term "Banks" shall include each of the Administrative Agent, the Co-Agents and the Letter of Credit Agent in its individual capacity to the extent of its Percentage Interest. Each of the Administrative Agent, the Co-Agents and the Letter of Credit Agent and its respective Subsidiaries and Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with each of the Borrowers, and their respective Subsidiaries and Affiliates, as if it were not the Administrative Agent, Co-Agents or Letter of Credit Agent, as the case may be.

          SECTION 1.078.  Notice of Transfer; Resignation; Successor
                          ------------------------------------------
Administrative Agent.  (a)  The Administrative Agent may deem and treat a
- --------------------
Bank party to this Agreement as the owner of such Bank's interest in any Loan and any other instrument or agreement of the assignment or transfer thereof, executed by such Bank and otherwise in compliance with the requirements of Section

7.10 hereof, shall have been received and accepted by the Administrative Agent. The Administrative Agent shall resign if directed by the Majority Banks. The Administrative Agent may resign at any time by notice to the Borrowers and the Banks.

          (b) Any successor Administrative Agent shall be appointed by the Majority Banks and shall be a bank or trust company reasonably satisfactory to the Majority Banks, and, so long as no Event of Default shall have occurred and be continuing, appointment of any such successor Administrative Agent (whether by the Majority Banks or by the retiring Administrative Agent) shall be subject to the consent of the Borrowers, such consent not to be unreasonably denied or withheld. If no successor Administrative Agent shall have been so appointed by the Majority Banks, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Majority Bank's removal of the Administrative Agent, then such retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

          SECTION 1.079.  Credit Decision; Not Trustee.  Each Bank
                          ----------------------------
represents that it has made, and agrees that it shall continue to make its own independent investigation of the financial condition of each of the Borrowers and their Subsidiaries and its own appraisal of the creditworthiness of each of the Borrowers and their Subsidiaries in connection with the making and performance of the Loan Documents. The Administrative Agent has and shall have no duty or responsibility whatsoever on the date hereof or, except as otherwise expressly provided in this Agreement at any time hereafter, to provide any Bank with any credit or other information. Nothing herein shall (nor shall it be construed so as to) constitute the Administrative Agent or the Letter of Credit Agent a trustee for each of the Borrowers or their Subsidiaries or impose on it any duties or obligations other than those for which express provision is made in this Agreement or under the other Loan Documents.

          SECTION 7.10.  Assignments and Participation; Termination.
                         ------------------------------------------
(a) Each Bank may assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) each
                                         --------  -------
such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement, (ii) unless the Borrowers shall otherwise agree with the assigning Bank, the amount of the Commitment of the assigning Bank being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than Five Million Dollars ($5,000,000) or such lesser amount as shall constitute all of such assigning Bank's Commitment and the outstanding principal of Notes payable to it, (iii) each such assignment shall be to an Eligible Assignee, and
(iv) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment and a processing recordation fee of $3,000; provided further,
                                                       -------- -------
however, that so long as no Event of Default shall have occurred and be
- -------
continuing, each such assignment shall be subject to the consent of the Borrowers, which consent shall not unreasonably be denied and which consent shall be deemed given unless the Borrowers gives the assigning Bank and the Administrative Agent written notice of and a reasonable basis for its denial not later than ten (10) Business Days following telex, telefacsimile or cable notice given to the Borrowers by the assigning Bank or the Administrative Agent of the name of the proposed transferee, the amount of Commitment to be assigned and such information as the Borrowers may reasonably request for purposes of making an informed judgment. Prior to contacting a prospective assignee in connection with a proposed assignment hereunder, the assignor Bank shall give the Borrowers notice of the identity of any such prospective assignee. Any consent to assignment untimely or unreasonably denied by the Borrowers shall be void and of no effect, and shall not preclude or bar any assignment otherwise permitted by this Section 7.10(a). Any assignment or purported assignment not in compliance with this Section shall be void and of no effect. Without regard to any of the other terms of this Agreement or of any other agreement, any Bank may assign, as collateral or otherwise, any of its rights (including, without limitation, rights to payments of principal and/or interest on the Notes) under this Agreement to any Federal Reserve Bank of the United States without notice to or consent of the Borrowers, the Agent or any other Person.

          (b) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance and subject to the foregoing, have the rights and obligations of a Bank hereunder and (y) the Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be party hereto).

          (c) By executing and delivering an Assignment and Acceptance, the Bank assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of any of the Borrowers or its Subsidiaries or the performance or observance by any of the Borrowers or its Subsidiaries of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this agreement, together with copies of the Borrowers' financial statements referred to herein, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;
(iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Bank or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Bank.

          (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Bank and an assignee representing that it is an Eligible Assignee, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit I hereto,
(i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register (including the transfer of Notes to such Eligible Assignee by the assigning Bank) and (iii) give prompt notice and an execution counterpart thereof to the Borrowers.

Within five (5) Business Days after its receipt of such notice, the Borrowers, at the expense of the assigning Bank, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note or Notes a new Note or new Notes, as the case may be, of the same series to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit I hereto.

          (e) The Administrative Agent shall maintain at its address referred to in Section 8.02 of this Agreement a register for the recordation of the names and addresses of the Banks and the Commitment of, and principal amount of the Advance owing and each Note payable to, each Bank from time to time and a copy of each Assignment and Acceptance delivered to and accepted by it (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Administrative Agent, the Letter of Credit Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers or any Bank at any reasonable time and from time to time upon reasonable prior notice and each shall be entitled to make copies thereof at its expense.

          (f) Each Bank may grant participations to one or more banks or other entities in or to all or any part of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the Advance owing to it); provided, however, that,
                                         --------  -------
notwithstanding the grant of any such participation by any Bank, such participation, and the right to grant such a participation, shall be expressly subject to the following conditions and limitations: (i) such Bank's obligations under this Agreement (including without limitation, its Commitment to the Borrowers hereunder) shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Bank shall remain the holder of any such Note and Advance for all purposes of this Agreement, (iv) the Borrowers, the Administrative Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under the Agreement, (v) such Bank shall continue to be able to agree to any modification or amendment of this Agreement or any waiver hereunder without the consent, approval or vote of any such participant or group of participants, other than modifications, amendments, and waivers which (a) postpone the Maturity Date or any date fixed for any payment of, or reduce any payment of, principal of or interest on such Bank's Advance or any fees or other amounts payable under this Agreement, or (b) increase the amount of such Bank's

Commitment, or (c) change the interest rate payable under this Agreement, or (d) release all or any substantial part of the Collateral, provided that
                                                              --------
if a Bank agrees to any modification or waiver relating to items (a) through (d), the Borrowers, the Administrative Agent and each other Bank may conclusively assume that such Bank duly received any necessary consent of each of its participants, and (vi) except as contemplated by the immediately preceding clause (v), no participant shall be deemed to be or to have any of the rights or obligations of a "Bank" hereunder.

          (g) Any Bank may, in connection with any assignment, designation or participation or proposed assignment, designation or participation pursuant to this Section 7.10, disclose to the assignee or participant, or proposed assignee, or participant, any information relating to any of the Borrowers or their Subsidiaries that is otherwise publicly available and has been furnished to such Bank by or on behalf of the Borrowers, provided
                                                                  --------
that without the Borrowers' prior written or oral consent, no Bank shall
- ----
disclose to any proposed assignee or proposed participant, any such information not otherwise publicly available relating to the Borrowers or its Subsidiaries as has been furnished to such Bank by or on behalf of the Borrowers hereby; provided, however, any Bank may disclose such information
                  --------  -------
to a potential assignee if prior to any disclosure, the potential assignee has signed a confidentiality agreement in form and substance reasonably satisfactory to Borrowers. Any Bank that sells or grants a participation pursuant to this Section 7.10 shall (i) in a timely manner withhold or deduct from each payment to the holder of such participation the amount of any Taxes required under Applicable Law to be withheld or deducted from such payment that have not been withheld or deducted by the Borrowers or the Administrative Agent or the Letter of Credit Agent (ii) pay such Taxes in a timely manner to the appropriate authorities and (iii) indemnify the Borrowers and the Administrative Agent or the Letter of Credit Agent for any Taxes, losses, costs or expenses that they may incur as a result of any failure to pay such Taxes to the appropriate authority when due.

          SECTION 7.11.  Co-Agents.  Each of the Co-Agents shall have no
                         ---------
duties, responsibilities, rights or liabilities as Co-Agent, as the case may be, under this Agreement or any of the other Loan Documents and shall not be liable or answerable for anything whatsoever in connection with any of the Loan Documents or other instrument or agreement required hereunder or thereunder, including responsibility in respect of the execution, delivery, construction or enforcement of any of the Loan Documents or any such other instrument or agreement, or for any action taken or not taken by any Person with respect thereto. Each of the Co-Agents has and shall have no duty or responsibility whatsoever on the date hereof or at any time hereafter, to provide any Bank with any credit or other information. Nothing herein shall (nor shall it be construed so as to) constitute the Co-Agents a trustee for the Borrowers or their Subsidiaries or impose on it any duties or obligations whatsoever under this Agreement, the other Loan Documents, or otherwise.


                               ARTICLE VIII.

                               MISCELLANEOUS

          SECTION 1.081.  Amendments.  No amendment, supplement or
                          ----------
modification to this Agreement shall be enforceable against the Borrowers unless the same shall be in writing and signed by the Borrowers. No amendment or waiver of any provision of this Agreement or any instrument delivered hereunder, nor consent to any departure by the Borrowers therefrom, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent and, to the extent required by Section 7.04 hereof, the Majority Banks or each Bank, as the case may be, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given, provided that in the
                                                       -------- ----
absence of actual notice to the contrary, the Borrowers may conclusively rely on all writings purported to be delivered and actions taken by the Administrative Agent on behalf of the Banks or the Majority Banks, as the case may be, without inquiry as to the authority of the Administrative Agent with respect thereto.

          SECTION 1.082.  Notices.  All notices, demands and other
                          -------
communications provided for hereunder shall be in writing (including telegraphic communication) telexed, telecopied or telegraphed or delivered, if to the Borrowers, at its address set forth below its signature herein written; if to the Administrative Agent, at its address set forth below its signature herein written; and if to a Bank other than the Administrative Agent, the Letter of Credit Agent at its address set forth below its signature herein written; or, as to each party, at such other address as shall be designated by such party in a notice to the other parties hereto. All such notices and communications shall, when telexed, telecopied, or telegraphed, be effective upon the earliest of (i) actual receipt or (ii) when (on a Business Day and during normal business hours at the addressee's address) transmitted by telecopy or telex or delivered to the telegraph company, respectively, except that notices and communications to the Administrative Agent pursuant to Article II hereof shall not be effective until received by the Administrative Agent.

          SECTION 1.083.  No Waiver; Remedies.  Regardless of any fact
                          -------------------
known or investigation undertaken by the Administrative Agent or any Bank, no failure on the part of the Administrative Agent or any Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          SECTION 1.084.  Costs, Expenses, Fees and Indemnities; Concerning
                          -------------------------------------------------
the Mortgagee and the Trustee.  (a)  Each Borrower agrees to pay on demand
- -----------------------------
(i) in connection with the preparation, execution, and delivery of this Agreement and the instruments and other documents to be delivered hereunder, (x) the reasonable fees and out-of-pocket expenses of Messrs. Winthrop, Stimson, Putnam & Roberts, as special counsel for the Administrative Agent, the Letter of Credit Agent and the Banks and Messrs. Bingham, Dana & Gould as special counsel to the Letter of Credit Agent (and any local counsel retained by such firm) with respect to the closing of the Transaction and (y) all other reasonable and customary third party costs and expenses of the Banks and the Administrative Agent (other than any other legal fees and related expenses incurred by them) and (z) the reasonable fees and out-of-pocket expenses of the Mortgagee and the Trustee (including reasonable attorney fees and out-of-pocket expenses) and (ii) after the Closing Date, all reasonable and customary third party costs and expenses in connection with the administration of this Agreement and the other instruments and documents to be delivered hereunder, including, without limitation, (y) the reasonable fees and out-of-pocket expenses of any counsel for the Administrative Agent or the Banks in connection with advice given the Administrative Agent or the Banks, from time to time, as to their rights and responsibilities under this Agreement and in connection with the waiver, supplementation or amendment of such instruments and documents and (z) the reasonable fees and out-of-pocket expenses of the Mortgagee (including the reasonable fees and out-of-pocket expenses of counsel to the Mortgagee) and the indemnities payable to the Mortgagee as trustee under the Master Vessel and Collateral Trust Agreement, respectively, pursuant to the terms hereof. The Borrowers further agree to pay on demand all losses, costs and expenses, if any (including, without limitation, counsel fees and expenses), in connection with the enforcement of this Agreement and the instruments and other documents delivered hereunder, including, without limitation, losses, costs and expenses sustained as a result of a Default by any of the Borrowers in the performance of its obligations contained in this Agreement or any instrument or document delivered hereunder.

          (b) If, for any reason, including maturity or demand of the Loan under Article VI, or prepayment of the Loan, in whole or in part, the Administrative Agent or any of the Banks receives payment of principal of or interest on an Advance on any day other than the Principal Payment Date or Interest Payment Date for such Advance, the Borrowers shall pay to the Administrative Agent on behalf of the Banks on demand any amounts required to compensate the Banks for any breakage costs (including cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds in respect of such payment) and any additional losses, costs or expenses which any Bank may incur as a result of such payment, prepayment, purchase or acceleration in connection with unwinding or liquidating of any deposits or funding or financing arrangement with its funding sources (collectively, "Breakage Costs"), provided that the Bank shall have delivered to the Administrative
         -------- ----
Agent and the Borrowers a certificate as to the amount of such Breakage Costs, which certificate shall be binding, absent manifest error, except that the failure of the Bank to provide such certificate shall in no way relieve the Borrowers of their obligations under this Section 8.04(b).

          (c) Each Borrower agrees to indemnify and hold harmless each of the Banks and the Administrative Agent, the Letter of Credit Agent and its and their respective Affiliates, directors, officers, employees, agents, representatives, counsel and advisors (each an "Indemnified Party") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and disbursements of counsel and the costs of investigation and defense thereof) which may be incurred by or asserted or awarded against any Indemnified Party, in each case based upon, arising out of or in connection with or by reason of, the Transaction (including, without limitation, any act or failure to act by the Administrative Agent, the Letter of Credit Agent or the Mortgagee where such act or failure to act was taken pursuant to the Borrowers' request, any Transaction contemplated by this Agreement, or any Loan Document), whether or not any Advance hereunder is made, except to the extent that such claim, damage, loss, liability or expense results from the gross negligence or willful misconduct of such Indemnified Party. The indemnities of this Loan Agreement shall survive the termination of this Loan Agreement and the other Loan Documents.

          SECTION 1.085.  Right of Setoff.  Upon the occurrence and during
                          ---------------
the continuance of an Event of Default, each of the Administrative Agent, the Letter of Credit Agent, each Bank and their respective Affiliates is hereby authorized at any time and from to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) any time held, and other Indebtedness at any time owing, by the Administrative Agent, the Letter of Credit Agent, a Bank or their respective Affiliates to or for the credit or the account of the Borrowers against any and all of the obligations of the Borrowers now or hereafter existing under the Agreement and any instrument delivered hereunder, irrespective of whether or not the Bank shall have made any demand under this Agreement or such instrument and although such obligations may be unmatured. The Administrative Agent, the Letter of Credit Agent and each Bank agrees promptly to notify the Borrowers, as the case may be, and the Administrative Agent, the Letter of Credit Agent, as the case may be, after any such setoff and application, provided that the
                                                        --------
failure to give such notice shall not affect the validity of such setoff and application. The rights of the Administrative Agent, the Letter of Credit Agent, each Bank and their respective Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of setoff) which the Administrative Agent, the Letter of Credit Agent or such Bank may have.

          SECTION 1.086.  Joint and Several Liability of Borrowers.  Each
                          ----------------------------------------
Borrower agrees with the Banks, the Letter of Credit Agent and the Administrative Agent that such Borrower shall be jointly and severally liable for the Obligations with the other Borrowers except that Seabulk Transmarine Partnership, Ltd.'s liability hereunder shall be limited to such amounts as may be recovered pursuant to the Mortgage and Assignments in respect of M/V SEABULK AMERICA.

          SECTION 1.087.  Judgment.  (a)  If for the purposes of obtaining
                          --------
judgment in any court it is necessary to convert a sum due hereunder or under any instrument delivered hereunder in United States Dollars into another currency, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent, the Letter of Credit Agent or the Banks, as the case may be, could purchase United States Dollars with such other currency on the Business Day preceding that on which final judgment is given.

          (b) The obligation of a Borrower in respect of any sum due from it to the Administrative Agent, the Letter of Credit Agent or any Bank hereunder or under such instrument shall, notwithstanding any judgment in a currency other than United States Dollars, be discharged only to the extent that on the Business Day following receipt by the Administrative Agent, the Letter of Credit Agent or such Bank of any sum adjudged to be so due in such other currency the Administrative Agent, the Letter of Credit Agent or such Bank, as the case may be, may in accordance with normal banking procedures purchase United States Dollars with such other currency; if the United States Dollars so purchased are less than the sum originally due to the Administrative Agent, the Letter of Credit Agent or such Bank, as the case may be, in United States Dollars, each Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent, the Letter of Credit Agent or such Bank, as the case may be, against such loss, and if the United States Dollars so purchased exceed the sum originally due to the Administrative Agent, the Letter of Credit Agent or such Bank in United States Dollars, the Administrative Agent, the Letter of Credit Agent or such Bank shall remit such excess to such Borrower.

          SECTION 1.088.  Consent to Jurisdiction; Waiver of Immunities.
                          ---------------------------------------------
(a) Each Borrower hereby irrevocably submits to the jurisdiction of any New York State court sitting in New York County and to the jurisdiction of the United States District Court for the Southern District of New York in any action or proceeding arising out of or relating to this Agreement or the Notes or the other Loan Documents, and each Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or Federal court. Each Borrower irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding or the failure to join any other Borrower as a necessary party to such action.
The Borrowers hereby irrevocably appoint CT Corporation (the "Process Agent"), with an office on the date hereof at 1633 Broadway, New York, New York, 10019, United States, as their agent to receive on behalf of each of them and their property service of copies of the summons and complaint and any other process which may be served in any such action or proceeding. Such service may be made by mailing or delivering a copy of such process to the Borrowers in care of the Process Agent (or any successor thereto, as the case may be) at such Process Agent's above address (or the address of any successor thereto, as the case may be), and the Borrowers hereby irrevocably authorize and direct the Process Agent (and any successor thereto) to accept such service on their behalf. The Borrowers shall appoint a successor agent for service of process should the agency of CT Corporation terminate for any reason, and further shall at all times maintain an agent for service of process in New York, New York, so long as there shall be outstanding any Obligations under the Loan Documents. The Borrowers shall give notice to the Administrative Agent of any appointment of successor agents for service of process, and shall obtain for each successor agent a letter of acceptance of appointment and promptly deliver the same to the Administrative Agent. As an alternative method of service, each Borrower also irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to it at its address specified in Section 8.02 hereof. Without waiver of its rights of appeal permitted by relevant law, each Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

          (b) Nothing in this Section 8.07 shall affect the right of the Administrative Agent, the Letter of Credit Agent or any Bank to serve legal process in any other manner permitted by law, or affect the right of the Administrative Agent, the Letter of Credit Agent or any Bank to bring any action or proceeding against any Borrower or its respective properties in the courts of any other jurisdiction.

          (c) To the extent that any Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, such Borrower hereby irrevocably waives such immunity in respect of its obligations under this Agreement and the Notes and each of the other Loan Documents.

          SECTION 1.089.  Binding Effect; Merger; Severability; GOVERNING
                          -----------------------------------------------
LAW.  (a)  This Agreement shall be binding upon, and shall inure to the
- ---
benefit of, the Borrowers, the Administrative Agent, the Letter of Credit Agent and each Bank, and their respective successors and assigns, except that the Borrowers shall not have the right to assign its rights hereunder or any interest herein. Each Bank may, to the extent permitted under this Agreement, assign to any other financial institution all or any part of, or any interest in, the Bank's rights and benefits hereunder and under any instrument delivered hereunder, and to the extent of such assignment such assignee shall have the same rights and benefits against the Borrowers as it would have had if it were the Bank hereunder.

          (b) The Loan Documents, together with all attachments and exhibits to each of them and all other documents referenced herein and therein, and delivered hereunder and thereunder and pursuant hereto and thereto, constitute the entire agreement among the parties with respect to the subject matter hereof and thereof, and supersede all prior and contemporaneous written and oral understandings and agreements related thereto among the parties.

          (c) If any work, phrase, sentence, paragraph, provision or section of the Loan Documents shall be held, declared, pronounced or rendered invalid, void, unenforceable or inoperative for any reason by any court of competent jurisdiction, governmental authority, statute, or otherwise, such holding, declaration, pronouncement or rendering shall not adversely affect any other word, phrase, sentence, paragraph, provision or section of the Loan Documents, which shall otherwise remain in full force and effect and be enforced in accordance with their respective terms.

          (d) This Agreement has been delivered in New York, New York. THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND BE CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

          SECTION 8.10.  Counterparts.  This Agreement may be executed in
                         ------------
as many counterparts as may be deemed necessary or convenient and by each party hereto on separate counterparts, each of which, when so executed, shall be deemed as original, but all such counterparts shall constitute but one and the same agreement.

          SECTION 8.11.  WAIVER OF JURY TRIAL.  BY ITS SIGNATURE BELOW
                         --------------------
WRITTEN EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE

LOAN DOCUMENTS HEREIN DESCRIBED OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

          SECTION 8.12.  Effectiveness.  This Agreement shall not come into
                         -------------
effect until the Effective Date. Prior to the Effective Date, the Credit Agreement dated as of September 28, 1994, as amended by Amendment No. 1 dated as of May 15, 1995 and Amendment No. 2 dated as of March 26, 1996 shall be binding upon the parties hereto.

          IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                             HVIDE MARINE INCORPORATED


                             By:
                                   ------------------------------------
                             Name:
                             Title:
                             Address:  2200 Eller Drive, Building 27
                                       P.O. Box 13038
                                       Port Everglades
                                       Fort Lauderdale, FL 33316
                             Telephone:  305-524-4200
                             Facsimile:  305-527-1772


                             SEABULK TRANSMARINE PARTNERSHIP, LTD.
                              By its general partner Seabulk Tankers, Ltd.
                                 By its general partner Hvide Marine
                                     Transport, Incorporated


                             By:
                                   ------------------------------------
                             Name:
                             Title:
                             Address:    2200 Eller Drive, Building 27
                                         P.O. Box 13038
                                         Port Everglades
                                         Fort Lauderdale, FL 33316
                             Telephone:  305-524-4200
                             Facsimile:  305-527-1772


                             SEABULK OFFSHORE, LTD.
                              By its general partner Seabulk Tankers Ltd.
                                 By its general partner Hvide Marine
                                    Transport, Incorporated


                             By:
                                   ------------------------------------
                             Name:
                             Title:
                             Address:  2200 Eller Drive, Building 27
                                       P.O. Box 13038
                                       Port Everglades
                             Fort Lauderdale, FL 33316
                             Telephone:  305-524-4200
                             Facsimile:  305-527-1772

          IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                              HVIDE MARINE TRANSPORT, INCORPORATED


                             By:
                                   ------------------------------------
                             Name:
                             Title:
                             Address:  2200 Eller Drive, Building 27
                                       P.O. Box 13038
                                       Port Everglades
                                       Fort Lauderdale, FL 33316
                             Telephone:  305-524-4200
                             Facsimile:  305-527-1772


                              SEABULK TANKERS, LTD.
                               By its general partner Hvide Marine
                               Transport, Incorporated


                             By:
                                   ------------------------------------
                             Name:
                             Title:
                             Address:  2200 Eller Drive, Building 27
                                       P.O. Box 13038
                                       Port Everglades
                                       Fort Lauderdale, FL 33316
                             Telephone:  305-524-4200
                             Facsimile:  305-527-1772



                              HVIDE CHARTERING, LTD.
                               By its general partner Hvide Marine
                               Incorporated


                             By:
                                   ------------------------------------
                             Name:
                             Title:  Senior Vice President
                             Address:  2200 Eller Drive, Building 27
                                       P.O. Box 13038
                                       Port Everglades
                                       Fort Lauderdale, FL 33316
                             Telephone:  305-524-4200
                             Facsimile:  305-527-1772

          IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                              SEABULK OCEAN SYSTEMS CORPORATION


                             By:
                                   ------------------------------------
                             Name:
                             Title:
                             Address:  2200 Eller Drive, Building 27
                                       P.O. Box 13038
                                       Port Everglades
                                       Fort Lauderdale, FL 33316
                             Telephone:  305-524-4200
                             Facsimile:  305-527-1772



                              SUN STATE MARINE SERVICES, INC.

                             By:
                                   ------------------------------------
                             Name:
                             Title:
                             Address:  2200 Eller Drive, Building 27
                                       P.O. Box 13038
                                       Port Everglades
                                       Fort Lauderdale, FL 33316
                             Telephone:  305-524-4200
                             Facsimile:  305-527-1772

          IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                  CITIBANK, N.A.
                  Administrative Agent, Co-Agent


                  By:
                                        ----------------------
                  Name:
                  Title:
                  Address:              Citibank, N.A.
                                        NAGF Loan Processing

                                        One Court Square, 7th Floor
                                        Long Island City

                                        New York, NY  11120-0001

                  Telephone:            (718) 248-7180
                  Facsimile:            (718) 248-4844

                  CITIBANK, N.A.


                  By:                   -----------------------

                  Name:
                  Title:

                  Address:              399 Park Avenue
                                        Global Shipping Division
                                        8th Floor
                                        New York, NY  10043
                  Attention:            Vice President

                  Telephone:            (212) 559-5604
                  Telex:
                  Answerback:
                  Facsimile:            (212) 793-3588
                  Lending Office:       The above address or such other address
                                        or addresses as may be notified to the
                                        Administrative Agent and the Borrowers
                                        from time to time.

                   Percentage Interest
                   as of Effective Date           Commitment
                   --------------------           ----------

Facilities A and D:           24.49%           $ 2,248,579.82

Facility B:                   24.49%           $15,058,765.89

Facility C:                   24.49%           $ 1,371,204.70

Facility F:                   24.49%           $ 6,121,449.55

          IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                  BNY FINANCIAL CORPORATION

                  By:
                                          -------------------------------
                  Name:
                  Title:
                  Address:                 1290 Ave. of the Americas
                                           Third Floor-Legal Depart.
                                           New York, NY 10104
                  Attention:               Vice President

                  Telephone:               212-408-7272
                  Facsimile:               212-408-7372
                  Lending Office:          The above address or such other
                                           address or addresses as may be
                                           notified to the Administrative
                                           Agent and the Borrowers from
                                           time to time.


                    Percentage Interest
                    as of Effective Date            Commitment
                    --------------------            ----------

Facilities A and D:           21.09%                $ 2,109,181.13

Facility B:                   21.09%                $12,971,464.01

Facility C:                   21.09%                $ 1,181,141.43

Facility F:                   21.09%                $ 5,272,952.83

          IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                   FIRST NATIONAL BANK OF BOSTON
                   as Letter of Credit Agent, Co-Agent


                   By:
                                          ------------------------------------
                   Name:                  Victor Garcia
                   Title:                 Vice President
                   Address:               The First National Bank of
                                          Boston Transportation
                                          Mail Stop:  01-08-01
                                          100 Federal Street
                                          Boston, MA 02106-2016
                   Attention:             Vice President

                   Telephone:             617-434-5176
                   Facsimile:             617-434-1955


                   FIRST NATIONAL BANK OF BOSTON


                   By:
                                          ------------------------------------
                   Name:                  Victor Garcia
                   Title:                 Vice President
                   Address:               Mail Stop:  01-08-01
                                          100 Federal Street
                                          Boston, MA 02106-2016
                   Attention:             Vice President

                   Telephone:             617-434-5176
                   Facsimile:             617-434-1955
                   Lending Office:        The above address or such other
                                          address or addresses as may be
                                          notified to the Administrative Agent
                                          and the Borrowers from time to time.

                     Percentage Interest
                     as of Effective Date             Commitment
                     --------------------             ----------

Facilities A and D:           22.16%                $ 2,216,432.59

Facility B:                   22.16%                $13,631,060.40

Facility C:                   22.16%                $ 1,241,202.25

Facility F:                   22.16%                $ 5,541,081.46

          IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                   HIBERNIA NATIONAL BANK


                   By:
                                          ----------------------------------
                   Name:
                   Title:
                   Address: 313 Carondelet Street, Suite 1400 New Orleans, LA 70130

                   Telephone:             504-533-5395
                   Facsimile:             504-533-5434
                   Lending Office:        The above address or such other
                                          address or addresses as may be
                                          notified to the Administrative Agent
                                          and the Borrowers from time to time.

                       Percentage Interest
                       as of Effective Date         Commitment
                       --------------------         ----------

Facilities A and D:           16.13%                $ 1,612,903.23

Facility B:                   16.13%                $ 9,919,354.85

Facility C:                   16.13%                $   903,225.80

Facility F:                   16.13%                $ 4,032,258.08

          IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                   AMSOUTH BANK OF FLORIDA


                   By:
                                          -------------------------------------
                   Name:
                   Title:
                   Address:                469 West 23rd Street
                                           P.O. Box 550
                                           Panama City, FL  32405

                   Telephone:              904-747-4543
                   Facsimile:              904-747-4543
                   Lending Office:         The above address or such other
                                           address or addresses as may be
                                           notified to the Administrative Agent
                                           and the Borrowers from time to time.

                      Percentage Interest
                      as of Effective Date          Commitment
                      --------------------          ----------

Facilities A and D:           16.13%                $ 1,612,903.23

Facility B:                   16.13%                $ 9,919,354.85

Facility C:                   16.13%                $   903,225.81

Facility F:                   16.13%                $ 4,032,258.08